As filed with the Securities and Exchange Commission on September 23, 2005

Registration No. 333-127955, Registration No. 333-127955-01,

Registration No. 333-127955-02, Registration No. 333-127955-03

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

HomeBanc Corp.

(Exact Name of Registrant as Specified in Its Governing Instruments)

Georgia	20-0863067
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Telephone: (404) 459-7400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

HomeBanc Mortgage Corporation

(Exact Name of Registrant as Specified in Its Governing Instruments)

Delaware	58-2532745
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Telephone: (404) 459-7400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

HMB Capital Trust II

(Exact Name of Registrant as Specified in Its Governing Instruments)

Delaware	To Be Applied For
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Telephone: (404) 459-7400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

HMB Capital Trust III

(Exact Name of Registrant as Specified in Its Governing Instruments)

Delaware	To Be Applied For
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Telephone: (404) 459-7400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles W. McGuire

Executive Vice President, General Counsel and Secretary

HomeBanc Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Telephone: (404) 459-7400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Charles W. McGuire, Esq.

Executive Vice President,

General Counsel and Secretary

HomeBanc Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Telephone: (404) 459-7400

Facsimile: (404) 705-2309

Ralph F. MacDonald, III, Esq. Mark C. Kanaly, Esq. Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Telephone: (404) 881-7000 Facsimile: (404) 881-7777	Gerald S. Tanenbaum, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 Telephone: (212) 701-3000 Facsimile: (212) 269-5420

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered (1)	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Unit (2)		Proposed Maximum Aggregate Offering Price (2)(7)(8)		Amount of Registration Fee
Primary Offering by HomeBanc Corp.:
Common Stock, $.01 par value per share (2)(3)(6)
Preferred Stock, $.01 par value per share (2)(3)(6)
Depositary Shares (2)(3)(4)
Warrants (2)(5)
Stock Purchase Contracts (2)(6)
Senior Debt Securities (2)(3)
Subordinated Debt Securities (2)(3)(7)
Guarantees of Senior Debt Securities of HomeBanc Mortgage Corporation (2)
Guarantees of Subordinated Debt Securities of HomeBanc Mortgage Corporation (2)
Guarantees of Preferred Capital Securities of HMB Capital Trust II and HMB Capital Trust III (2)
Primary Offering by HomeBanc Mortgage Corporation:
Senior Debt Securities (2)(3)
Subordinated Debt Securities (2)(3)(7)
Guarantees of Senior Debt Securities of HomeBanc Corp. (2)
Guarantees of subordinated debt securities of HomeBanc Corp. (2)
Guarantees of Preferred Capital Securities of HMB Capital Trust II and HMB Capital Trust III (2)
Primary Offering by HMB Capital Trusts II and III:
Preferred Capital Securities (2)(7)
Total Primary Offering:	$500,000,000	100%		$500,000,000	(9)	$58,850
Secondary Offering by Selling Shareholders:
Common Stock, $.01 par value per share of HomeBanc Corp.	10,448,157	$7.95	(10)	$83,062,848	(10)	$9,777
TOTAL PRIMARY AND SECONDARY OFFERINGS				$583,062,848		$68,627	(11)

(1)	This Registration Statement covers both (i) the primary offering of securities by HomeBanc Corp., HomeBanc Mortgage Corporation, a wholly owned subsidiary of HomeBanc Corp., HMB Capital Trust II and/or HMB Capital Trust III, and (ii) the secondary offering of up to 10,448,157 shares of the common stock of HomeBanc Corp. by certain of its shareholders.
(2)	This Registration Statement covers an indeterminate number or principal amount of (i) shares of common stock, shares of preferred stock, depositary shares, warrants, stock purchase contracts, senior debt securities and subordinated debt securities of HomeBanc Corp., (ii) senior debt securities and subordinated debt securities of HomeBanc Mortgage Corporation (iii) preferred capital securities of HMB Capital Trust II and HMB Capital Trust III, and (iv) the related guarantees of HomeBanc Corp. and HomeBanc Mortgage Corporation of certain of the foregoing securities, in each case as may from time to time be issued at indeterminate prices. This Registration Statement also covers forward or delayed delivery contracts that may be issued by HomeBanc Corp. or HomeBanc Mortgage Corporation under which the party purchasing such contracts may be required to purchase and/or deliver senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or preferred capital securities. The securities registered hereunder for primary offerings by or on behalf of HomeBanc Corp., HomeBanc Mortgage Corporation, HMB Capital Trust II and HMB Capital Trust III shall not have an aggregate offering price that exceeds $500,000,000 in United States Dollars or the equivalent in any other currency, exclusive of accrued interest and distributions, if any. The aggregate amount of common stock registered hereunder is limited, solely for purposes of an at-the-market offering, to that which is permissible under Rule 415(a)(4)(ii) under the Securities Act of 1933, as amended. Pursuant to General Instruction II.D. of Form S-3, information regarding the “Proposed Maximum Offering Price Per Unit” and other specific information regarding each class of securities registered is not required. Securities registered hereunder may be sold either separately or as units comprised of one or more types of securities registered hereunder.
(3)	Also includes such indeterminate number of senior debt securities, subordinated debt securities and shares of common stock and preferred stock and depositary shares as may be issued upon conversion or exchange of any senior debt securities, subordinated debt securities, preferred stock, depositary shares or preferred capital securities that provide for conversion or exchange into other securities, or upon exercise of warrants for such securities, including, pursuant to Rule 416 under the Securities Act of 1933, as amended, as the amount of such securities issuable upon conversion or exchange may be adjusted as a result of stock splits, stock dividends, anti-dilution provisions, recapitalizations or similar transactions.
(4)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a depositary agreement. If HomeBanc Corp. elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares of preferred stock will be issued to the depositary under the depositary agreement.
(5)	Warrants may be sold separately or with senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or preferred capital securities.
(6)	Includes an indeterminable number of shares of common stock and preferred stock to be issuable by HomeBanc Corp. upon settlement of stock purchase contracts.
(7)	Includes the rights of holders of the securities guaranteed by the guarantees of preferred capital securities and back-up undertakings, consisting of obligations by HomeBanc Corp. and/or HomeBanc Mortgage Corporation, as set forth in the appropriate Amended and Restated Declarations of Trust, Subordinated Debt Securities Indenture and Supplemental Indenture(s) thereto, in each case as further described in this Registration Statement. No separate consideration will be received for any guarantees or any back-up undertakings. Subordinated debt securities, including, without limitation, junior subordinated debt securities, may be issued and sold to HMB Capital Trust II and HMB Capital Trust III, in which event such subordinated debt securities may later be distributed to the holders of preferred capital securities upon a dissolution of such trust and the distribution of the assets thereof.
(8)	Such amount represents the principal amount of any senior debt securities or subordinated debt securities issued at their principal amount, the issue price of any senior debt securities or subordinated debt securities issued at an original issue discount, the liquidation preference of any preferred stock, depositary shares or preferred capital securities, with the amount computed pursuant to Rule 457(c) for any common stock, the issue price of any warrants and the exercise price of any securities issuable upon exercise of warrants. If any debt securities are issued at an original discount, then the offering price shall be in such greater principal amount as shall result in net proceeds to us of $500,000,000.
(9)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Rule 457(o) permits the registration statement fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class of security information as to the amount to be registered or the proposed maximum offering price per security. To the extent that no separate consideration is received for any security convertible into or exchangeable for any debt securities or preferred stock, no additional registration fee is required pursuant to Rule 457(i) of the Securities Act of 1933, as amended.
(10)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average high and low per share sale price as reported on the New York Stock Exchange on August 29, 2005.
(11)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 23, 2005

Prospectus

$500,000,000

HOMEBANC CORP.

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Senior Debt Securities

Subordinated Debt Securities

Guarantees of Senior and Subordinated Debt Securities of HomeBanc Mortgage Corporation

Guarantees of Preferred Capital Securities of HMB Trust II and HMB Trust III

HOMEBANC MORTGAGE CORPORATION

Senior Debt Securities

Subordinated Debt Securities

Guarantees of Senior and Subordinated Debt Securities of HomeBanc Corp.

Guarantees of Preferred Capital Securities of HMB Trust II and HMB Trust III

HMB CAPITAL TRUST II

HMB CAPITAL TRUST III

Preferred Capital Securities

10,448,157 Shares of Common Stock

Offered by the Selling Shareholders

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities which we describe in this prospectus having a total initial offering price not exceeding $500,000,000.

GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Co-Invest, L.P. and any other investment fund managed by GTCR Golder Rauner, L.L.C. that at any time holds shares of HomeBanc Corp.’s common stock acquired from GTCR Fund VII, L.P., GTCR Fund VII/A, L.P. or GTCR Co-Invest, L.P., which we collectively refer to as the “selling shareholders,” may offer and sell, from time to time, in one or more offerings, an aggregate of 10,448,157 shares of common stock under this prospectus. We will not receive any proceeds from the sale of common stock by the selling shareholders. See “Use of Proceeds” and “Selling Shareholders” herein.

This prospectus provides a general description of the securities that may be offered. Each time we offer securities, we will provide one or more supplements to this prospectus that contains specific information about the offering and the terms of the securities being sold. The supplements may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any related prospectus supplement before you invest in any of our securities.

HomeBanc Corp.’s common stock is traded on the New York Stock Exchange under the symbol “HMB.” The last reported sale price of HomeBanc Corp.’s common stock on the New York Stock Exchange on August 29, 2005 was $7.95 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2005.

We include throughout this prospectus, and any prospectus supplement, cross references to captions elsewhere in this prospectus and related prospectus supplement where you can find related additional information that may be important to you. The following table of contents tells you where to find these captions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We and the other registrants are offering to sell, and seeking offers to buy, the securities described in this prospectus only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus and as of the dates specified herein, regardless of the time of delivery of this prospectus or of any sale of the securities described herein.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

The product and service names and logos used in this prospectus are service marks/trademarks or registered service marks/trademarks of HomeBanc Corp. or its affiliates. HomeBanc, A Better Way Home and A Better Way are trademarks of HomeBanc Corp. or its affiliates. Other products, services and company names mentioned in this prospectus are the service marks/trademarks of their respective owners.

i

Important information about this prospectus

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. We may use the shelf registration statement to sell up to $500 million of securities. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where you can find more information” below.

The selling shareholders also may use the shelf registration statement to sell an aggregate of 10,448,157 shares of our common stock. We will not receive any proceeds from the sale of common stock by the selling shareholders. The selling shareholders will deliver a supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC public reference room mentioned under the heading “Where you can find more information” below.

HMB Capital Trust II and HMB Capital Trust III, or the “HMB Trusts,” were created to provide us with the ability to issue preferred capital securities. This prospectus does not contain or incorporate separate financial statements for the HMB Trusts. We do not believe these financial statements would be useful to you because each HMB Trust is an affiliate of us, and we file consolidated financial information with the SEC that will include our junior subordinated indebtedness that will be the only assets of the HMB Trusts. The HMB Trusts do not conduct any operations. The only activities of the HMB Trusts are (1) to purchase and hold junior subordinated notes issued by us, and (2) to issue securities.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.” GTCR Fund VII/A, L.P. and GTCR Co-Invest, L.P. will be deemed to be underwriters of any of the 4,250,000 shares of our common stock that were purchased from us in our initial public offering on July 19, 2004 and which are resold by them.

In this prospectus, unless the context suggests otherwise, references to “our company,” “we,” “us,” “our” and “HMB” mean HomeBanc Corp., including HBMC and HomeBanc Corp.’s other subsidiaries. “HBMC” refers to HomeBanc Mortgage Corporation, our wholly-owned mortgage banking subsidiary. “Offered securities” means any of the securities that may be offered by us under this prospectus.

Where you can find more information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and, accordingly, we file periodic reports, proxy statements and other information with the SEC, including annual audited financial statements. Those periodic reports, proxy statements and other information are available for inspection and copying at the public reference room of the SEC located at 100 F. St., NE, Room 1580, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for more information about the public reference room and copy charges. In addition, the SEC maintains a website at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants, including us, that file with the SEC. Reports, proxy statements and other information concerning us may also be inspected at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005. We also provide information about us on our website at http://www.HomeBanc.com, but neither this website nor any information on such website is incorporated in, or is otherwise a part of, this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing that information without restating that information in this document. The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC from the date of this prospectus will automatically update and supersede the information contained in this prospectus and documents listed below. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including exhibits, until the termination of any offering pursuant to this prospectus (other than information that is not deemed to have been filed in accordance with SEC rules):

•	HomeBanc Corp.’s Annual Report on Form 10-K for the year ended December 31, 2004;

•	HomeBanc Corp.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

•	HomeBanc Corp.’s Current Reports on Form 8-K filed on January 6, 2005, January 25, 2005, February 28, 2005, March 3, 2005, April 5, 2005, April 6, 2005, April 15, 2005, May 26, 2005, June 3, 2005, June 30, 2005, July 15, 2005, July 22, 2005, August 5, 2005, August 24, 2005, September 1, 2005, September 2, 2005 and September 15, 2005; and

•	the description of HomeBanc Corp.’s common stock contained in its registration statement on Form 8-A filed on July 14, 2004, as it may be amended from time to time.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus. We will provide this information upon written or oral request at no cost to the requester. Requests for these documents should be directed to us at the following address:

HomeBanc Corp.

Attention: Investor Relations

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

(404) 459-7400

We have not included or incorporated by reference in this prospectus any separate financial statements of the HMB Trusts. We do not believe that these financial statements would provide holders of preferred capital securities with any important information for the following reasons:

•	we will own all of the voting securities of the HMB Trusts;

•	the HMB Trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our junior subordinated debt securities; and

•	we will fully and unconditionally guarantee the obligations of the HMB Trusts as described in this prospectus.

We do not expect that the HMB Trusts will be required to file any information with the SEC for as long as we continue to file our information with the SEC.

Special cautionary note regarding

forward-looking statements

Some of the statements made in this prospectus are “forward-looking statements” within the meaning, and subject to the protections, of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “hope,” “project,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “could,” “intend,” “seek,” “target,” and other similar words and expressions of the future. Such forward-looking statements include, without limitation, statements regarding:

•	our business strategy;

•	expected benefits to us of our business strategy adopted in 2004 and our operation as a real estate investment trust, or “REIT”;

•	expected benefits to us from our investments in strategic marketing alliances;

•	future performance, including generally accepted accounting principles, or “GAAP,” earnings, developments or market forecasts;

•	forward looking accounting and financial statement impacts as a result of our change in business strategy and our operation as a REIT;

•	projected leverage ratios, capital needs and the timing and nature of future financings; and

•	projected capital expenditures.

It is important to note that the description of our business, in general, and our mortgage-backed securities financings, in particular, is a statement about our operations as of a specific point in time. It is not meant to be construed as an investment policy, and the types of assets we hold, the amount of leverage we use, the liabilities we incur and other characteristics of our assets and liabilities are subject to reevaluation and change without notice.

The forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	future economic or business conditions and general consumer confidence and spending habits;

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes, including changes in tax laws and regulations and changes in the regulations of Fannie Mae and Freddie Mac and the changes in their required capital and activities;

•	the risks of changes in interest rates on our mortgage loan production and our interest sensitive assets and liabilities;

•	interest rate risks and credit risks of customers;

•	loan loss experience and the rate of loan charge-offs;

•	risks inherent in originating mortgage loans, including the risks of principal repayment and fluctuations in collateral values;

•	the percentage of applications that will result in closed loans;

•	loss experience arising from alleged breaches of representations and warranties provided to buyers of mortgage loans originated by us and sold to third parties;

•	risks in our ability to execute changes in our business strategy and to meet the requirements for operation as a REIT;

•	our lack of experience as a servicer;

•	competition that we face, as well as the general effects of competition from a wide variety of local, regional, national and other originators and sellers of mortgage loans, and changes in the secondary mortgage market and investors therein;

•	risks in our ability to raise additional capital or enter into additional financing arrangements on terms that are attractive to us;

•	the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates, including those used to develop hedging and interest rate risk management strategies;

•	the uncertainties and costs of litigation;

•	the risks of entering new markets or introducing new products;

•	the risks of mergers, acquisitions, joint ventures and/or divestitures, including, without limitation, the related time and costs of implementing such transactions, and the possible failure to integrate operations or achieve expected gains, revenue growth and/or expense savings from such transactions;

•	changes in generally accepted accounting principles and related industry practices;

•	difficulties with, or changes in the cost or effectiveness of, technology and/or products;

•	general volatility of the capital markets and the market price of our common stock;

•	changes in our industry or in the rate of growth in the markets that we serve;

•	the effects of war or other conflict, acts of terrorism, natural disasters or other catastrophic events that may affect general economic conditions; and

•	the effects of weather-related events that may result in property damage as well as a reduction in mortgage loan origination volume or an alteration of the timing when mortgage loans close.

For a further discussion of risks and uncertainties which could cause our actual results to differ from those contained in the forward-looking statements, see “Risk Factors” contained in Part I of our Annual Report on Form 10-K for our latest fiscal year ended December 31.

All written or oral statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice. You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. We have no obligation and do not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this prospectus, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

HomeBanc Corp. and HomeBanc Mortgage Corporation

HomeBanc Corp. is a Georgia corporation formed in March 2004 to become the parent holding company of HomeBanc Mortgage Corporation, or “HBMC,” a residential mortgage lender that originates loans through a retail network of stores and strategic marketing alliances, and to hold a leveraged portfolio of prime mortgage loans. HBMC and its predecessors have been in the residential mortgage loan origination business for more than 20 years.

HomeBanc Corp. will elect to be treated as a real estate investment trust, or “REIT,” for the tax year ended December 31, 2004 and intends to continue such election for future tax periods. HBMC is a taxable REIT subsidiary that focuses its origination activities primarily on prime one-to-four family residential mortgage loans. While the definition of “prime” loans varies from company to company, we consider “prime” loans to be loans that satisfy our prescribed investment criteria, namely loan product type, credit scores and loan-to-value ratios.

HomeBanc Corp., through HBMC, originates residential mortgage loans through its 21 store locations and its 143 realtor store-in-store locations in the states of Georgia, Florida and North Carolina. HBMC’s mortgage product line includes conforming FNMA/FHLMC mortgage loans, FHA/VA government-insured mortgage loans, adjustable-rate mortgage loans, including construction-to-permanent and second-lien mortgage loans, nonconforming jumbo loans and a limited volume of sub-prime mortgage loans. Our strategy emphasizes retail residential mortgage loan originations, primarily purchase money mortgages. We execute our strategy, in part, through the formation of strategic marketing alliances (“SMAs”) with residential realtors and home builders who have a significant presence in their markets. As of June 30, 2005, we had 235 SMAs, 108 of which were with residential realtors and 127 of which were with home builders.

Historically, we sold a substantial number of the mortgage loans that we originated to third parties in whole loan and securitized form. As a result, the substantial majority of our revenue prior to January 1, 2004 was gain on sale of mortgage loans. During 2004, we began holding and servicing certain mortgage loans, primarily adjustable-rate mortgage loans with rates based on the London Interbank Offered Rate (“LIBOR”), for investment. We expect to continue to hold and service these types of loans for investment in the future. These loans are financed by equity and debt, primarily through the issuance of adjustable-rate notes through securitization transactions treated as secured borrowings of HomeBanc Corp. We have sold, and presently expect to continue selling, the majority of the fixed-rate mortgage loans that we originate. This change in our business model has resulted in a shift in revenue sources from gain on sale of mortgage loans to net interest income earned primarily on our adjustable-rate (including hybrid) mortgage loan portfolio held for investment.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “HMB.”

Our principal executive offices are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319, telephone (404) 459-7400. We maintain a website at http://www.HomeBanc.com where general information about our business is available. The information contained in our website is not a part of this prospectus.

HMB Trusts

Each of the HMB Trusts is a Delaware statutory trust created by the certificate of trust that we filed with the Secretary of State of Delaware on August 26, 2005. A statutory trust is a separate legal entity that can be formed for the purpose of holding property. For tax purposes, the HMB Trusts are both grantor trusts. A grantor trust is a trust that does not pay federal income tax if it is formed solely to facilitate direct investment in the assets of the trust and the trustee cannot change the investment. We created each of the HMB Trusts for the limited purpose of:

•	issuing preferred capital securities and common securities, which we collectively refer to as the “trust securities,” and which represent undivided beneficial interests in the assets of the trust;

•	investing the gross proceeds that each trust receives from its issuance of its preferred capital securities and common securities whose liquidation amount equals the principal amount of junior subordinated debt securities issued by us to each HMB Trust;

•	distributing the interest received by each HMB Trust on our junior subordinated debt securities that the trust owns to the holders of the trust securities; and

•	carrying out such limited activities that are necessary for or incidental to issuing the preferred capital securities and common securities and investing in our junior subordinated debt securities.

The purchasers of the preferred capital securities that the HMB Trusts may issue will own all of the HMB Trusts’ preferred capital securities, and we will own all of the common securities. Each HMB Trust is subject to the terms of its declaration of trust that we have executed as the depositor of the trust and which has also been executed by trustees of the trust. At the time a trust issues any preferred capital securities, the applicable declaration of trust will be amended and restated to set the terms of the preferred capital securities, which we will refer to as the “amended declaration.” Common securities will represent an aggregate liquidation amount equal to at least 3% of each HMB Trust’s total capitalization. The preferred capital securities will represent the remaining approximate 97% of each HMB Trust’s total capitalization. The terms of the common securities will also be contained in the amended declaration and the common securities will rank equally, and payments will be made ratably, with the preferred capital securities. However, if there are certain continuing payment events of default under the subordinated indenture and any supplemental indenture which contains the terms of the junior subordinated debt securities, our rights as holder of the common securities to distributions, liquidation, redemption and other payments from the HMB Trusts will be subordinated to the rights to those payments of the holders of the preferred capital securities. Each HMB Trust will use the proceeds of the sale of the preferred capital securities and the common securities to invest in junior subordinated debt securities that we will issue to the trust. The preferred capital securities will be guaranteed by us in the manner described later in this prospectus.

The junior subordinated debt securities will be the HMB Trusts’ only assets, and the interest we pay on our junior subordinated debt securities will be the only revenue of the HMB Trusts. Unless stated otherwise in the applicable prospectus supplement, the amended declarations will not permit the HMB Trusts to acquire any assets other than the junior subordinated debt securities or to issue any securities other than the preferred capital securities and the common securities or to incur any other indebtedness. The HMB Trusts will not carry on any active business operations.

Each HMB Trust has a term of approximately 45 years but may be dissolved earlier under the terms of its amended declaration. The trustees of each HMB Trust will conduct the business and affairs of the trust. As holder of the common securities, we are entitled to appoint, remove, replace or increase or reduce the number of trustees. The amended declarations will govern the duties of the trustees. Most of the trustees will be employees, officers or affiliates of ours and will be referred to as administrative trustees. One trustee of each trust, the property trustee, will be a financial institution that is not affiliated with us and that has a minimum of combined capital and surplus of at least $50 million. The property trustee will act as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939, or the “Trust Indenture Act.” Unless the property trustee has a principal place of business in the State of Delaware, and meets other legal requirements, we will appoint another trustee for each HMB Trust who meets these requirements to serve as the Delaware trustee.

We or any subsequent holder of the HMB Trusts’ common securities will pay all fees and expenses related to the trusts and the offering of the preferred capital securities and will pay all ongoing costs and expenses of the trusts.

The property trustee and Delaware trustee of each HMB Trust is Wilmington Trust Company, and its address in the State of Delaware is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of each HMB Trust is c/o HomeBanc Corp., 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319. The telephone number for each HMB Trust at that address is (404) 459-7400.

Use of proceeds

Unless otherwise specified in the applicable prospectus supplement, for any offering of the offered securities, the net proceeds we receive from the sale of the offered securities will be used for general corporate purposes, which may include, without limitation:

•	reducing or refinancing indebtedness;

•	funding investments in, or extensions of credit to, our subsidiaries;

•	working capital; and

•	redeeming or repurchasing outstanding indebtedness or other securities.

Pending such use, we may temporarily invest net proceeds in short-term securities. We will not receive any proceeds from any sales by the selling shareholders of their shares of common stock. Additional information on the use of proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement relating to such offering.

Ratios of earnings to fixed charges

HomeBanc Corp.’s consolidated ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. The following table sets forth HomeBanc Corp.’s consolidated ratios of earnings to fixed charges for the periods shown:

	For the Years Ended December 31,					For the Six Months Ended,
	2004	2003	2002	2001	2000	June 30, 2004	June 30, 2005
	(dollars in thousands)
Ratio of earnings to fixed charges	(0.26)	1.65	1.88	1.08	(0.09)	(0.88)	(0.77)

Required increase in pre-tax earnings to cover deficiency	$66,865	—	—	—	$17,291	$27,608	$16,761

HomeBanc Corp.’s predecessor, HBMC Holdings, LLC had preferred units outstanding which were retired as part of HomeBanc Corp.’s initial public offering; however, preference dividends are not shown. The HBMC Holdings, LLC preferred units had a stated yield of 7% per annum, none of which was paid in cash. The preferred units of HBMC Holdings, LLC plus the capital accounts of the preferred unitholders were redeemed and eliminated in connection with the July 2004 reorganization prior to the pricing of HomeBanc Corp.’s initial public offering by distributing to the preferred unitholders shares of HomeBanc Corp. common stock having an aggregate value of approximately $45.8 million, based upon the offering price of $7.50 per share of HomeBanc Corp. common stock in the initial public offering.

The following table sets forth HBMC’s consolidated ratios of earnings to fixed charges for the periods shown:

	For the Years Ended December 31,					For the Six Months Ended,
	2004	2003	2002	2001	2000	June 30, 2004	June 30, 2005
	(dollars in thousands)
Ratio of earnings to fixed charges	(2.27)	1.81	2.13	1.25	(0.10)	(0.04)	(2.01)

Required increase in pre-tax earnings to cover deficiency	$76,990	—	—	—	$16,969	$10,181	$40,925

HBMC had no preferred stock outstanding during these periods.

Description of debt securities

General

The following summary outlines the material terms of the unsecured senior debt securities, or “senior debt securities,” and unsecured subordinated debt securities, or “subordinated debt securities,” which, together with the senior debt securities, we refer to as the “debt securities,” that we may offer from time to time. The debt securities may consist of debentures, notes or other evidences of indebtedness, which may be guaranteed on a senior or subordinated basis by us or by our subsidiary, HBMC. The specific terms of any debt securities we may offer and the extent, if any, to which these general terms and provisions may or may not apply to the debt securities will be described in the prospectus supplement relating to the particular series of debt securities.

HomeBanc Corp. and/or HBMC, as appropriate, will issue the senior debt securities under a senior debt indenture, which they will enter into with U.S. Bank National Association, as trustee. Similarly, HomeBanc Corp. and/or HBMC, as appropriate, will issue the subordinated debt securities under a subordinated debt indenture, which they will enter into with U.S. Bank National Association, as trustee. Except for the subordination provisions included in the subordinated indenture, the indentures are substantially identical. The indentures are subject to and governed by the Trust Indenture Act, and HomeBanc Corp. and/or HBMC, as appropriate, may supplement the indentures from time to time to provide terms for specific issuances of debt securities issued under such indenture. The following description of the debt securities is a summary and is subject to and qualified in its entirety by reference to the form of either the senior or the subordinated indenture relating to the particular series of debt securities, each of which is an exhibit to the registration statement that contains this prospectus, as well as the terms of any supplemental indenture. Capitalized terms used but not defined in this description will have the meanings given to them in the indentures. Wherever we refer to particular sections or defined terms of the indentures, it is our intent that those sections or defined terms will be incorporated by reference in this prospectus.

Terms

The debt securities will be direct, unsecured obligations of HomeBanc Corp. and/or HBMC, as appropriate. The indebtedness represented by the senior debt securities will rank equally with all of the issuer’s other unsecured and unsubordinated debt. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment, and will be subject to prior payment in full of the issuer’s senior debt securities all as described under “—Subordination.”

The total amount of debt securities HomeBanc Corp. and/or HBMC offer under this prospectus will be limited to $500,000,000 aggregate principal amount. HomeBanc Corp. and/or HBMC may issue the debt securities, in one or more series from time to time, as their respective boards of directors may establish by resolution or as they may establish in one or more supplemental indentures. HomeBanc Corp. and/or HBMC may issue debt securities with terms different from those of debt securities they previously issued. HomeBanc Corp. and/or HBMC may issue debt securities of the same series at more than one time and, unless expressly prohibited by the terms of the series, they may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. The debt securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Special United States federal income tax considerations applicable to any debt securities denominated in foreign currencies will be described in the applicable prospectus supplement.

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of the debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of the debt securities, and a successor trustee may be appointed to act with respect to that series. Upon prior written notice, a trustee may be removed by act of the holders of a majority in principal amount of the outstanding debt securities of the series with respect to which the trustee acts as trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture unrelated to the trust administered by any other trustee. Except as otherwise stated in this prospectus or any prospectus supplement, any action described in this prospectus to be taken by each trustee may only be taken by the trustee with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

You should refer to the applicable prospectus supplement relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities of the series and any limit on the total principal amount;

•	the price (expressed as a percentage of the principal amount of the debt securities) at which the debt securities of the series will be issued;

•	the terms, if any, by which holders may convert or exchange the debt securities of the series into or for common stock or other securities or property of HomeBanc Corp., HBMC or their respective affiliates;

•	if the debt securities of the series are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	if the debt securities will bear interest:

•	the interest rate, which may be fixed or variable, if any, and the manner of computing the applicable rate of interest, if any, on the debt securities;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	the place or places where the principal of, and any premium, Make-Whole Amount (as defined in the indentures), interest or Additional Amounts (as defined in the indentures) on, the debt securities of the series will be payable, where the holders of the debt securities may surrender debt securities for conversion, transfer or exchange, and where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•	if other than the trustee, the identity of each registrar and/or paying agent for debt securities of the series;

•	the period or periods during which, the price or prices (including any premium or Make-Whole Amount) at which, the currency or currencies in which, and the other terms and conditions, if any, upon which, the debt securities of a series may be redeemed, at the option of the issuer or the holder;

•	any obligation of the issuer of the debt, as appropriate, to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the terms and conditions upon which the issuer of the debt, will redeem, repay or purchase all or a portion of the debt securities of the series pursuant to that obligation;

•	the currency or currencies in which the debt securities of the series will be denominated and payable and may be sold;

•	whether the amount of payment of principal of, and any premium, Make-Whole Amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•

whether the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities of the series are to be payable, at the election of the issuer or the holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	any provisions granting special rights to the holders of the debt securities of the series upon the occurrence or nonoccurrence of certain events;

•	any additions to, or modifications of, the terms of the debt securities with respect to the events of default or covenants contained in the applicable indenture;

•	whether the debt securities of a series will be issued in certificated or book-entry form and the related terms and conditions;

•	whether the debt securities of a series will be in registered or bearer form and the terms and conditions relating to the applicable form, and if in registered form, the denomination in which we will issue the debt securities;

•	the applicability, if any, of the defeasance or covenant defeasance provisions described below under “—Discharge, Defeasance and Covenant Defeasance;”

•	any applicable United States federal income tax consequences, including whether and under what circumstances, if any, the issuer will pay any Additional Amounts as contemplated in the applicable indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if the issuer will pay Additional Amounts, whether they will have the option, and on what terms to redeem the debt securities instead of paying the Additional Amounts;

•	whether the issuer may extend the interest payment periods and, if so, the terms of any extension;

•	if the principal amount payable on any maturity date will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date, or the manner of determining that amount;

•	any other covenant or warranty included for the benefit of the holders of debt securities of a series;

•	any proposed listing of the debt securities of a series on any securities exchange; and

•	any other term of such debt securities not inconsistent with the provisions of the applicable indenture.

The debt securities of a series may provide for less than their entire principal amount to be payable if the issuer accelerates the maturity of the debt securities as a result of the occurrence and continuation of an event of default. If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

HomeBanc Corp. and/or HBMC may issue debt securities of a series from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on the applicable dates of the applicable currency, commodity, equity index or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be described in the applicable prospectus supplement.

The indentures do not contain any provisions that afford holders of the debt securities protection in the event we engage in a transaction in which we incur or acquire a large amount of additional debt.

Guarantees

The debt securities issued by HomeBanc Corp. may be guaranteed on a senior or subordinated basis by HBMC and/or other subsidiaries of HomeBanc Corp., and the debt securities of HBMC will be fully and unconditionally guaranteed on a senior or subordinated basis by HomeBanc Corp, which guarantees, in either case, would guarantee the due and punctual payments of principal of, premium, if any, and interest on such debt securities, and the due and punctual payment of any sinking fund payments, if any, thereon, when and as the same shall become due and payable, including without limitation, at maturity, whether scheduled or as result of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantees relating to a series of debt securities of HomeBanc Corp. or HBMC will be set forth in the prospectus supplement relating to such debt securities.

Merger, Consolidation or Sale

HomeBanc Corp. and/or HBMC may consolidate with, or sell, lease or otherwise transfer all or substantially all of their assets to, or merge with or into, any other corporation or trust or entity provided that:

•	they are the survivor in the merger, or the survivor is an entity organized under the laws of the United States or a state of the United States or the District of Columbia and expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in each indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of theirs or one of their subsidiaries as a result of the transaction, as having been incurred by them or one of their subsidiaries at the time of the transaction, there is no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	certain other conditions that are described in the indentures are met.

Upon any such consolidation, merger or sale, any successor entity to HomeBanc Corp. or HBMC, shall succeed to, and be substituted for, them under the indentures.

This covenant would not apply to any recapitalization transaction, change of control of HomeBanc Corp. or HBMC or a transaction in which they incur a large amount of additional debt unless the transactions or change of control included a merger, consolidation or a transfer of all or substantially all of their assets.

Covenants

Any covenants with respect to any series of debt securities will be described in the applicable prospectus supplement. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a put or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of HomeBanc Corp. or HBMC, as appropriate, or a transaction in which they incur or acquire a large amount of additional debt. The indenture will not restrict the sale or securitization of assets by HomeBanc Corp. or HBMC in the ordinary course.

Events of Default, Notice and Waiver

Except as otherwise described in the applicable prospectus supplement, each of the following “Events of Default” set forth in the indentures will be applicable to each series of debt securities that HomeBanc Corp. and/or HBMC may issue under those indentures:

•	HomeBanc Corp. and/or HBMC fails for 30 days to pay any installment of interest or any Additional Amounts payable on any debt security of that series;

•	HomeBanc Corp. and/or HBMC fails to pay the principal of, or any premium or Make-Whole Amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

•	HomeBanc Corp. and/or HBMC fails to make any sinking fund payment when due as required for any debt security of that series;

•	HomeBanc Corp. and/or HBMC defaults in the performance or breach of any other covenant or agreement made in the indenture other than a covenant added to the indenture solely for the benefit of another series of debt securities, which has continued for 60 days after written notice as provided for in accordance with the applicable indenture by the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series;

•	HomeBanc Corp. and/or HBMC defaults under a bond, debenture, note or other evidence of indebtedness for money borrowed by it or any of its subsidiaries that it has guaranteed, which has a principal amount in excess of a minimum set forth in the applicable prospectus supplement and the applicable supplemental indenture with respect to such indebtedness (other than non-recourse indebtedness), which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled within 30 days after written notice was provided to it in accordance with the indenture;

•	certain events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default specified in the applicable prospectus supplement occurs.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting HomeBanc Corp. and/or HBMC, and except as provided in the applicable prospectus supplement, if there is a continuing event of default under an indenture with respect to outstanding debt securities of a series, then the applicable trustee or the holders of not less than 25% of the total principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified in the terms of the debt securities of and any premium or Make-Whole Amount or on all of the debt securities of that series. However, at any time after a declaration of acceleration with respect to any or all debt securities of a series then outstanding has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration if:

•	HomeBanc Corp. and/or HBMC, as appropriate, deposit with the applicable trustee all required payments of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the applicable debt securities, plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the nonpayment of accelerated principal, premium, Make-Whole Amount or other amounts or interest, with respect to the applicable debt securities have been cured or waived as provided in the indenture.

Each indenture also provides that the holders of not less than a majority in principal amount of the applicable outstanding debt securities of any series may waive any past default with respect to those debt securities and its consequences, except a default consisting of:

•	the failure of HomeBanc Corp. or HBMC, as appropriate, to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security; or

•	a default relating to a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee generally is required to give notice to the holders of the debt securities of each affected series within 90 days of a default of which the trustee has actual knowledge under the applicable indenture unless the default has been cured or waived. The trustee may withhold a notice of default unless the default relates to:

•	the failure of HomeBanc Corp. or HBMC, as appropriate, to pay the principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, a debt security of that series; or

•	any sinking fund installment for any debt security of that series, if the responsible officers of the trustee consider it to be in the interest of the holders.

Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the applicable trustee fails to act, for 60 days, after:

•	it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of indemnity reasonably satisfactory to the trustee; and

•	no direction inconsistent with such written request has been given to the trustee during that 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the series.

This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, debt securities at their respective due dates.

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under any indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it. Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the applicable outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction.

Within 120 days after the close of each fiscal year, HomeBanc Corp. or HBMC, as appropriate, must deliver to each trustee a certificate, signed by one of several specified officers, stating such officer’s knowledge of our compliance with all the conditions and covenants under the applicable indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status of the noncompliance.

Modification of the Indenture

Except as described below, modification and amendment of an indenture with respect to any series of indebtedness may be made only with the consent of the holders of not less than a majority in principal amount of that series of outstanding debt securities issued under the indenture.

HomeBanc Corp. or HBMC, as appropriate, and the relevant trustee, may not, without the unanimous consent of the holders of the outstanding debt securities affected, do any of the following:

•	change the stated maturity of the principal of, or any premium, Make-Whole Amount, installment of principal of, interest or Additional Amounts payable on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, any premium or Make-Whole Amount payable on redemption of or any Additional Amounts payable with respect to, any debt security;

•	reduce the amount of principal of an original issue discount security, indexed security or Make-Whole Amount that would be due and payable upon declaration of acceleration of the maturity of an original issue discount security or indexed security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements contained in the applicable indenture;

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion or exchange rate or increase the conversion or exchange price of any security; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of the debt security.

Notwithstanding the foregoing, HomeBanc Corp. or HBMC, as appropriate, and the relevant trustee, may modify or amend an indenture, without the consent of any holder of outstanding debt securities, for any of the following purposes:

•	to evidence the succession of another person to HomeBanc Corp. or HBMC, as appropriate, as obligor under the indenture;

•	to add to the covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon HomeBanc Corp. or HBMC, as appropriate, in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of an indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to add, change or eliminate any provisions of an indenture, provided that any such addition, change or elimination shall:

•	become effective only when there are no outstanding debt securities of any series created prior to the change or elimination which are entitled to the benefit of the applicable provision, or

•	not apply to any outstanding debt securities created prior to the change or elimination;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of the debt securities into our common stock or other securities or property of HomeBanc Corp. or HBMC, as appropriate;

•	to provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in an indenture;

•	to close an indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, an indenture under the Trust Indenture Act;

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the debt securities; or

•	to make any provisions with respect to the conversion or exchange rights of the holders of any debt securities, including providing for the conversion or exchange of any debt securities into any of our securities or property;

provided that, in each case above, the action does not adversely affect the interests of the holders of the debt securities of any series issued and outstanding under the indenture in any material respect.

Subordination

Unless otherwise indicated in the applicable prospectus supplement for a particular series of subordinated debt securities, the following subordinated provisions will apply to the subordinated debt securities.

The subordinated debt securities, including any junior subordinated debt securities issued in connection with the issuance of any trust preferred capital securities by a trust, will be unsecured and subordinated in right of payment to all existing and future secured and senior indebtedness. As a result, upon any distribution to creditors in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of, premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all the senior debt securities and secured debt. The obligation of HomeBanc Corp. or HBMC, as appropriate, to make payments of the principal of, premium, if any, and interest on the subordinated debt securities will not otherwise be affected.

HomeBanc Corp. or HBMC, as appropriate, may not make payments of principal of, premium, if any, or interest on its subordinated debt securities at any time it is in default on any payment with respect to its senior debt, or it has defaulted on any of its senior debt securities resulting in the acceleration of the maturity of the senior debt, or if there is a judicial proceeding pending with respect to its default on its senior debt securities, and it has received notice of the default. HomeBanc Corp. or HBMC, as appropriate, may resume payments on the subordinated debt securities when the default is cured or waived, if the subordination provisions of the subordinated indenture will permit it to do so at that time. After it has paid all of its senior debt securities in full, holders of subordinated debt securities will still be subrogated to the rights of holders of its senior debt securities for the amount of distributions otherwise payable to holders of the subordinated debt securities until the subordinated debt securities are paid in full.

If payment or distribution on account of the subordinated debt securities of any character or security, whether in cash, securities or other property, is received by a holder of any subordinated debt securities, including any applicable trustee, in contravention of any of the terms of the applicable indenture and before all the senior debt securities has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, holders of the outstanding senior debt securities in accordance with the priorities then existing among those holders, to the extent necessary to pay all senior debt securities in full.

Upon payment or distribution of assets to creditors upon insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to HomeBanc Corp. or HBMC, as appropriate, whether voluntary or involuntary, the holders of all senior debt securities will first be entitled to receive payment in full before holders of the outstanding subordinated debt securities will be entitled to receive any payment in respect of the principal of, or premium, if any, or interest on, the outstanding subordinated debt securities.

After HomeBanc Corp. or HBMC, as appropriate, has paid in full all sums it owes on its senior debt, the holders of the subordinated debt securities, if so issued, together with the holders of their obligations ranking on a parity with the subordinated debt securities, will be entitled to be paid from their remaining assets the amounts at the time due and owing on the subordinated debt securities and the other obligations. After it has paid in full all sums it owes on the subordinated debt securities, the holders of the junior subordinated debt securities, together with the holders of its obligations ranking on a parity with the junior subordinated debt securities, will be entitled to be paid from the remaining assets of HomeBanc Corp. or HBMC, as appropriate, the amounts at the time due and owing on the junior subordinated debt securities and the other obligations. HomeBanc Corp. or HBMC, as appropriate, will make payment on its junior subordinated debt securities before it makes any payment or other distribution, whether in cash, property or otherwise, on account of any capital stock or obligations ranking junior to its junior subordinated debt securities.

By reason of this subordination, if HomeBanc Corp. or HBMC, as appropriate, becomes insolvent, holders of senior debt, as well as certain of its general creditors, may receive more, and holders of subordinated debt securities (including junior subordinated debt securities) may receive less, than its other creditors, including holders of any of its senior debt securities. This subordination will not prevent the occurrence of any event of default on the subordinated debt securities.

“Senior debt” means the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to HomeBanc Corp. or HBMC, as appropriate, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the types of debt generally described below:

(1)	debt for money HomeBanc Corp. or HBMC, as appropriate, has borrowed;

(2)	debt evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) whether or not given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but not any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services;

(3)	debt which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure the obligations of HomeBanc Corp. or HBMC, as appropriate, or to secure the payment of revenue bonds issued for our benefit, whether contingent or otherwise;

(4)	any debt of others described in the preceding clauses (1) through (3) which HomeBanc Corp. or HBMC, as appropriate, has guaranteed or for which it has otherwise liable;

(5)	debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on the property of HomeBanc Corp. or HBMC, as appropriate,;

(6)	the obligation of HomeBanc Corp. or HBMC, as appropriate, as lessee under any lease of property which is reflected on its balance sheet as a capitalized lease;

(7)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1) through (6); and

(8)	the obligations of HomeBanc Corp. or HBMC, as appropriate, to make payments under the terms of financial instruments such as securities contracts, repurchase obligations, interest rate swaps and other interest protection instruments, and foreign currency exchange contracts, derivative instruments and other similar financial instruments;

provided, however, that, in computing the debt of HomeBanc Corp. or HBMC, any particular debt will be excluded if:

•	upon or prior to the maturity thereof, it has deposited in trust with a depositary, money (or evidence of indebtedness if permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy that debt as it becomes due, and the amount so deposited will not be included in any computation of their assets; and

•	it has delivered an officers’ certificate to the trustee that certifies that it has deposited in trust with the depositary the sufficient amount.

Senior debt will exclude the following:

•	any debt referred to in paragraphs (1) through (6) above as to which, in the instrument creating or evidencing the debt or under which the debt is outstanding, it is provided that the debt is not superior in right of payment to their subordinated debt securities, or ranks equal with the subordinated debt securities;

•	the subordinated debt securities of HomeBanc Corp. or HBMC, as appropriate;

•	any debt which, when incurred and without respect to any election made under Section 1111(b) of Title 11 of the United States Bankruptcy Code of 1978, as amended, was without recourse to HomeBanc Corp. or HBMC, as appropriate;

•	debt to any employee of HomeBanc Corp. or HBMC, as appropriate; and

•	all other junior subordinated debentures issued by HomeBanc Corp. or HBMC, as appropriate, from time to time and sold to subsidiaries of theirs, including any limited liability companies, partnerships or trust established or to be established by them, in each case where the subsidiary is similar in purpose to one of the HMB Trusts.

There is no limit on the amount of senior debt or other debt that HomeBanc Corp. and/or HBMC may incur in the subordinated indenture. At June 30, 2005, our senior debt and collaterized debt obligations aggregated approximately $4.4 billion.

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provides otherwise, under each indenture, HomeBanc Corp. or HBMC, as appropriate, may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year). Each of them can discharge these obligations by irrevocably depositing with the applicable trustee funds in such currency or currencies in which the debt securities are payable in an amount sufficient to pay the entire indebtedness on the debt securities including the principal of, and any premium, Make-Whole Amount, interest or Additional

Amounts payable on, the debt securities to the date of the deposit, if the debt securities have become due and payable or to the stated maturity or redemption date, as the case may be.

In addition, if the terms of the debt securities of a series permit HomeBanc Corp. or HBMC, as appropriate, to do so, they may elect to have their respective debt securities:

•	defeased and discharged from any and all obligations with respect to the debt securities of that series, except for the issuer’s obligations to:

•	pay any additional amounts upon the occurrence of certain tax and other events;

•	register the transfer or exchange of the debt securities;

•	replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	maintain an office or agency for the debt securities; and

•	to hold monies for payment in trust; or

•	defeased and discharged from the issuer’s covenant obligations, if any, with respect to the debt securities of that series described under “—Certain Covenants” in any related prospectus supplement or, if the terms of the debt securities of that series permit, its obligations with respect to any other covenant.

If HomeBanc Corp. or HBMC, as appropriate, choose to defease and discharge its obligations under the covenants, any failure to comply with the obligations imposed on it by the covenants will not constitute a default or an event of default with respect to the debt securities of that series. However, to make either election, it must irrevocably deposit with the applicable trustee, in trust, an amount, in the currency or currencies in which the debt securities are payable, or in government obligations, or both, that will provide sufficient funds to pay the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the relevant scheduled due dates or upon redemption.

HomeBanc Corp. or HBMC, as appropriate, may defease and discharge its obligations as described in the preceding paragraphs only if, among other things:

•	it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the indenture;

•	any defeasance does not result in, or constitute, a breach or violation of an indenture or any other material agreement which it is a party to or obligated under; and

•	no event of default, or event that with notice will be an event of default, has occurred and is continuing with respect to any securities subject to a defeasance.

Unless otherwise provided in the applicable prospectus supplement, if, after HomeBanc Corp. or HBMC, as appropriate, has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of such series elects to receive payment in a currency in which the deposit was made in respect of the debt security; or

•	a conversion event (as defined below) occurs in respect of the currency in which the deposit was made,

the indebtedness represented by the debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, the debt security, as they become due, out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the election or such cessation of usage based on the applicable market exchange rate.

Unless otherwise defined in the applicable prospectus supplement, “conversion event” means the cessation of use of:

•	a currency, currency unit or composite currency issued by the government of one or more countries other than the United States both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in United States dollars.

In the event HomeBanc Corp. or HBMC, as appropriate, effects covenant defeasance with respect to any series of debt securities, and the debt securities are declared due and payable because of the occurrence of any event of default other than:

•	the event of default described in the fourth item of the first paragraph under “—Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series; or

•	the event of default described in the seventh item of the first paragraph under “—Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance;

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, HomeBanc Corp. or HBMC, as appropriate, would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may describe further provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series are convertible into or exchangeable for common stock or other securities or property of HomeBanc Corp. or HBMC will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price or rate, or manner for calculating a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at the option of HomeBanc Corp. or HBMC, as appropriate.

The terms may also include calculations pursuant to which the number of shares of common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of the common stock or other securities or property of HomeBanc Corp. or HBMC as of a time stated in the prospectus supplement. The conversion or exchange price or rate of any debt securities of any series that is convertible into common stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as described in the applicable prospectus supplement.

Redemption of Debt Securities

If so specified in the applicable prospectus supplement, debt securities of any series may be redeemed in whole at any time, or in part from time to time, at the option of HomeBanc Corp. or HBMC, as appropriate. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement, including mandatory or optional redemption by.

From and after the time that notice of redemption has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

The indentures are governed by, and will be construed in accordance with, the laws of the State of New York.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, debt securities in registered form will be issued in denominations of $1,000 and integral multiples of $1,000. Unless the applicable prospectus supplement states otherwise, debt securities in bearer form will be issued in denominations of $5,000 and integral multiples of $5,000.

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, Make-Whole Amount or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially located at 100 Wall Street, 16th Floor, New York, New York 10005. At the issuer’s option, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States. The issuer may at any time designate additional paying agents, remove any paying agents, or approve a change in the office through which any paying agent acts, except that they will be required to maintain a paying agent in each place of payment for any series. All monies that the issuer pays to a paying agent for the payment of principal of, or any premium, Make-Whole Amount, interest or Additional Amounts on, any debt security, which remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, will be repaid to the issuer subject to any applicable law. After this time, the holder of the debt security will be able to look only to the issuer for payment.

Any interest that the issuer does not punctually pay on any interest payment date with respect to a debt security will be defaulted interest and will cease to be payable to the holder on the original regular record date and may either:

•	be paid to the holder at the close of business on a special record date for the payment of defaulted interest to be fixed by the applicable trustee; or

•	may be paid at any time in any other lawful manner, all as more completely described in the applicable indenture.

If the defaulted interest is to be paid on a special record date, notice of the special record date will be mailed to each holder of such debt security not less than 10 days before the special record date.

Subject to certain limitations imposed on debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and with the same total principal amount and authorized denomination upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for conversion, transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge on any transfer or exchange of debt securities, but we may require payment by holders to cover any tax or other governmental charge payable in connection with the transfer or exchange.

None of HomeBanc Corp., HBMC nor any trustee will be required to do any of the following:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•	exchange any debt security in bearer form that is selected for redemption, except a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form shall be simultaneously surrendered for redemption or exchange; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that is not to be repaid.

Global Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, one or more registered global securities will be issued in a denomination or total denominations equal to the total principal amount of outstanding registered debt securities of the series to be represented by the registered global securities or securities. Unless and until it is wholly exchanged for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security and persons that may hold interests through participants. When HomeBanc Corp. or HBMC, issues a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution or placement of the debt securities. The beneficial ownership of participants in a registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary and the beneficial ownership of persons who hold debt securities through participants will be reflected on the records of participants. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly, as indirect participants. Persons who are not participants or indirect participants may beneficially own registered global securities held by the depositary only through participants or indirect participants. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair a person’s ability to own, transfer or pledge beneficial interests in a registered global security.

So long as the depositary, or its nominee, is the registered owner of the global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants and indirect participants would authorize the beneficial owners holding interests through them to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, Make-Whole Amount interest or Additional Amounts on, debt securities represented by a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. We expect that, once the depositary receives any payment of principal of, and any premium, Make-Whole Amount, interest or Additional Amounts on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that payments by participants and indirect participants to owners of beneficial interests in the registered global security held through the participants and indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants and indirect participants.

None of HomeBanc Corp., HBMC, the trustee, any paying agent, nor the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and HomeBanc Corp. or HBMC, as appropriate, do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days after they become aware of the unwillingness, inability or ineligibility, they will issue debt securities in definitive form in exchange for the registered global security. In addition, subject to the procedures of the depositary, HomeBanc Corp. or HBMC, as appropriate, may at any time and in their sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities, and, in such event, will issue debt securities of such series in a definitive form in exchange for all of the registered global security or securities representing the debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security.

Debt securities in bearer form of a series may also be issued in the form of one or more global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme Luxembourg, or with a nominee for such depositary identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer form global security, with respect to any portion of a series of debt securities to be represented by a bearer form global security will be described in the applicable prospectus supplement.

Concerning the Trustee

The trustee is one of a number of banks with which HomeBanc Corp. and HBMC maintain banking relationships in the ordinary course of business. U.S. Bank National Association is a lender under our senior credit facility and the trustee under certain of our collateralized debt obligations. Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under a series of senior debt securities or subordinated debt securities, or upon the occurrence of a default under another indenture under which U.S. Bank National Association serves as trustee, the trustee may be deemed to have a conflicting interest with respect to the other debt securities as to which we are not in default for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the applicable indenture. In that event, we would be required to appoint a successor trustee.

Description of preferred stock

The following outlines the general provisions of the shares of preferred stock, par value $.01 per share, or “preferred stock,” that HomeBanc Corp. may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC at or prior to the time of sale of any series of preferred stock.

General

Under the articles of incorporation of HomeBanc Corp., its board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 25,000,000 shares of preferred stock, par value $.01 per share, in one or more series.

The board of directors of HomeBanc Corp. may fix the voting powers, designations, preferences and rights, and qualifications, limitations and restrictions of each series of preferred stock. The board of directors will fix these terms by resolution adopted before any shares of the series of preferred stock are issued.

In addition, as described under “Description of depositary shares,” HomeBanc Corp. may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by the respective board of directors of HomeBanc Corp., including, as applicable:

•	the price at which the preferred stock will be issued;

•	the title, designation, number of shares and stated value or liquidation of the preferred stock;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of the articles of incorporation of HomeBanc Corp.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable, and for each share issued, a sum equal to the stated value will be credited to their preferred stock account. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any capital stock of any class or series of HomeBanc Corp. and each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to the common stock of the issuer as to dividends and any distribution of their assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors of HomeBanc Corp. may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes, including issuance in connection with a shareholders’ right plan or with terms that may discourage a change in control of HomeBanc Corp. The ability of HomeBanc Corp.’s board of directors to designate series and issue shares of preferred stock without further shareholder approval may discourage or make more difficult attempts by others to acquire control of HomeBanc Corp.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of HomeBanc Corp. or the holders, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by HomeBanc Corp. of its preferred stock while it is in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that the board of directors of HomeBanc Corp. decides is equitable.

Unless HomeBanc Corp. defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date of shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by the board of directors of HomeBanc Corp. out of funds legally available for dividends. The rates or amounts and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

The board of directors of HomeBanc Corp. may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of each series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of HomeBanc Corp., holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable to holders of preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and other securities will have the right to a ratable portion of the available assets of HomeBanc Corp. up to the full liquidation preference. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from HomeBanc Corp. after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; and

•	as required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar and dividend paying agent for the preferred stock will be stated in the applicable prospectus supplement.

Description of depositary shares

The following briefly summarizes the general provisions of the depositary shares representing entitlement to all rights and preferences of a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that HomeBanc Corp. may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.

Description of Depositary Shares

HomeBanc Corp. may offer depositary shares evidenced by receipts for such depositary shares, which we refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

HomeBanc Corp. will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between it and a bank or trust company, which we will select as our preferred stock depositary. The depositary must have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive certificates representing depositary receipts are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of any temporary depositary receipts for definitive depositary receipts. We may also issue depositary receipts in book-entry form.

Withdrawal of Preferred stock

A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for whole shares of preferred stock of a series withdrawn from a depositary.

Dividends and Other Distributions

The depositary will pay to holders of depositary shares the cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with the approval of HomeBanc Corp. may sell the property and distribute the net proceeds from the sale to the holders. HomeBanc Corp. will pay the expenses and fees of the depositary.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, then HomeBanc Corp. will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from HomeBanc Corp. for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably, or such other equitable method, as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting Rights

Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, to vote the shares as instructed by the holder. HomeBanc Corp. will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange

The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, HomeBanc Corp. will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts in the depositary shares.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other securities or property of HomeBanc Corp. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, HomeBanc Corp. will cause the conversion or exchange of the preferred stock using the same procedures as it uses for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

HomeBanc Corp. may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed and all amounts have been paid;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

HomeBanc Corp. may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

HomeBanc Corp. will pay all transfer and other taxes and governmental charges in connection with the existence of the depositary arrangements. HomeBanc Corp. will pay charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and the charges that are expressly provided in the deposit agreement to be for the holder’s account.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit the liability of HomeBanc Corp. and the liability of the depositary as follows:

•	HomeBanc Corp. and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	HomeBanc Corp. and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond its control from performing its obligations under the deposit agreement;

•	HomeBanc Corp. and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•	HomeBanc Corp. and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	HomeBanc Corp. and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents HomeBanc Corp. believes in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, HomeBanc Corp. and the depositary will agree to indemnify each other under certain circumstances.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, HomeBanc Corp. may remove the depositary at any time. The resignation or removal will take effect when HomeBanc Corp. appoints a successor depositary and it accepts the appointment. HomeBanc Corp. must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Description of common stock

For purposes of this section, the terms “we,” “our” and “us” refer only to HomeBanc Corp. and not its subsidiaries.

The following description of our shares of our common stock, par value $.01 per share, or “common stock,” is a summary only and is subject to applicable provisions of the Georgia Business Corporation Code and to our articles of incorporation and our bylaws. You should refer to, and read this summary together with, our articles of incorporation and bylaws to review all of the terms of our common stock.

General

Our articles of incorporation provide that we may issue up to 150 million shares of common stock, par value of $0.01 per share. As of August 22, 2005, 56,596,460 shares of common stock were issued and outstanding. All outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on The New York Stock Exchange under the symbol “HMB.”

Voting Rights

Subject to the provisions of our articles of incorporation regarding restrictions on the transfer and ownership of shares of our common stock to preserve our status as a REIT for federal income tax purposes, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. The holders of our common stock possess exclusive voting power, except as otherwise provided by law or with respect to any other class or series of shares of our stock.

There is no cumulative voting in the election of directors, which means that the holders of a plurality of our outstanding shares of common stock can elect all of the directors then standing for election. When a quorum is present at any meeting, questions brought before the meeting will be decided by the vote of the holders of a majority of the shares present, whether in person or by proxy, except when the meeting concerns matters requiring the vote of the holders of a majority of all outstanding shares under Georgia law.

Dividends, Liquidation and Other Rights

Holders of our shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors out of assets legally available for the payment of dividends. Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock that may then be outstanding and to the provisions of our articles of incorporation regarding restrictions on transfer of our stock to preserve our status as a REIT for federal income tax purposes.

Holders of our shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Our board of directors may issue additional shares of our common stock without the approval of our shareholders.

Power to Issue Additional Shares of Common Stock

We believe that the power of our board of directors to issue additional authorized but unissued shares of our common stock without further action by our shareholders, unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. Although our board of directors presently does not intend to do so, our board of directors could authorize us to issue a class or series of stock that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or that our shareholders otherwise consider to be in their best interest.

Restrictions on ownership and transfer of our capital stock

For purposes of this section, the terms “we,” “our” and “us” refer only to HomeBanc Corp. and not its subsidiaries.

Among other things, for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” our shares of common stock and preferred stock, which we refer to together as our “capital stock,” must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made), or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively (by virtue of the attribution provisions of the Code), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, a tax could be imposed on us if certain cooperatives, governmental entities, international organizations, and tax-exempt organizations that are exempt from both the unrelated business income tax and from federal income taxation, which we refer to as “disqualified organizations,” hold shares of our capital stock, and we own a residual interest in a real estate mortgage investment conduit, or “REMIC,” or, although the law on the matter is unclear, an interest in a taxable mortgage pool.

Since we have elected to be treated as a REIT and expect to hold assets that are treated as a taxable mortgage pool, our articles of incorporation provide restrictions on the acquisition and ownership of our capital stock intended to ensure that we comply with requirements needed to maintain our election as a REIT under federal income tax laws and to avoid federal income taxation.

Our articles of incorporation provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of 9.8% of:

•	the aggregate Market Price (as defined in our articles of incorporation) of all outstanding shares of all classes and series of our capital stock; or

•	the aggregate Market Price or the number of shares, whichever is more restrictive, of the outstanding shares of our common stock,

which we refer to as the “stock ownership limit.”

Our articles of incorporation also prohibit:

•	any person from beneficially or constructively owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

•	any person from transferring shares of our capital stock if such transfer would result in our shares of capital stock being owned by fewer than 100 persons;

•	any person from beneficially owning or constructively owning shares of our capital stock to the extent such ownership would cause us to own, directly or constructively, 10% or more of the ownership interests in a tenant of our company (or a tenant of any entity owned or controlled by us);

•	any disqualified person from owning shares of our capital stock; and

•	any person from transferring shares of our capital stock if such transfer would result in the termination of our status as a REIT under the Code.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Furthermore, our board of directors, in its sole discretion, may exempt a proposed transferee from the stock ownership limit and/or any of the restrictions described above, including in connection with possible purchases of common stock an offering under this prospectus. However, our board of directors may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT. Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the board of directors, in its sole discretion, before granting an exemption. We have granted GTCR Fund VII, L.P., GTCR Fund VII/A, L.P., GTCR Co-Invest, L.P. and their limited partners, in their capacity as limited partners of these funds, a waiver of the “disqualified person” provisions of our articles of incorporation with respect to shares of our common stock that the limited partners of these funds beneficially own (as defined in our articles of incorporation).

If any transfer of our shares of capital stock occurs which, if effective, would result in any person beneficially or constructively owning shares of stock in excess or in violation of the above transfer or ownership limitations, which we refer to as a “prohibited owner,” then that number of shares of capital stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share) shall be automatically transferred to a trust, which we refer to as a “charitable trust,” for the exclusive benefit of one or more charitable beneficiaries, which we refer to as a “charitable beneficiary,” and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in our articles of incorporation) prior to the date of such violative transfer.

If any automatic transfer to the charitable trust is not effective, then the initial transfer of capital stock will be void ab initio to the extent necessary to prevent a violation of the above transfer or ownership limitations. Shares of capital stock held in the charitable trust shall be issued and outstanding shares of capital stock. Any shares of capital stock held in the charitable trust shall be held for the exclusive benefit of the charitable beneficiary. The trustee of the charitable trust, or the “trustee,” shall have all voting rights and rights to dividends or other distributions with respect to shares of capital stock held in the charitable trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or distribution paid to the trustee shall be held in trust for the charitable beneficiary. Any dividend or other distribution paid to a prohibited owner (1) that is attributable to any shares of our capital stock that have been transferred to the charitable trust and (2) the record date of which was on or after the date that such shares were transferred to the charitable trust shall be repaid by such prohibited owner to the charitable trust. The prohibited owner shall have no voting rights with respect to shares of capital stock held in the charitable trust and, subject to Georgia law, effective as of the date that such shares of capital stock have been transferred to the charitable trust, the trustee shall have the authority (at the trustee’s sole discretion):

•	to rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the trustee; and

•	to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

In an orderly fashion so as not to materially adversely affect the Market Price (as defined in our articles of incorporation) of the shares of capital stock held in the charitable trust, the trustee shall sell the shares of capital stock held in the charitable trust to a person, designated by the trustee, whose ownership of the shares would not result in such shares being retransferred to the charitable trust. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

•	The prohibited owner shall receive the lesser of:

•	the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of such shares on the day of the event causing the shares to be held in the charitable trust; and

•	the price per share received by the trustee from the sale or other disposition of the shares of capital stock held in the charitable trust.

Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary.

In addition, shares of capital stock held in the charitable trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•	the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift); and

•	the Market Price on the date we, or our designee, accept such offer.

We shall have the right to accept such offer for a period of 90 days after the later of:

•	the date of the transaction that resulted in such transfer to the charitable trust; and

•	the date we determined in good faith that the transaction that resulted in such transfer to the charitable trust has occurred, if we did not receive prior notice of the transaction that resulted in such transfer to the charitable trust.

All certificates representing our shares of capital stock bear a legend referring to the ownership restrictions described above.

Every owner of more than 5% (or such lower percentages as required by the Treasury Regulations promulgated under the Code) of our outstanding shares of capital stock, within 30 days after January 1 of each year, is required to give written notice to us stating the name and address of such owner, the number of shares of capital stock which the owner beneficially owns and a description of the manner in which such shares of capital stock are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT.

The restrictions on transferability and ownership (described above) could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or which shareholders otherwise may consider to be in their best interest.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is SunTrust Bank, Atlanta, Georgia.

Description of warrants

For purposes of this section, the terms “we,” “our” and “us” refer only to HomeBanc Corp., and not to its subsidiaries.

General

We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of the warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which we will issue the warrants;

•	any applicable anti-dilution provisions to adjust the number of shares to be delivered upon exercise of warrants to purchase common stock;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	whether we will issue the warrants in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Georgia.

Description of stock purchase contracts

For purposes of this section, the terms “we,” “our” and “us” refer only to HomeBanc Corp. and not its subsidiaries.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our capital stock at a future date or dates. The price per share of capital stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula contained in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events. We may issue the stock purchase contracts in such amounts and in as many distinct series as we wish.

The stock purchase contracts may be entered into separately or as a part of units consisting of a stock purchase contract and a beneficial interest in senior debt securities, subordinated debt securities, preferred capital securities, debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or shares of our capital stock securing the holders’ obligations under the stock purchase contracts to purchase or to sell the shares of our capital stock. The stock purchase contracts may require us to make periodic payments to holders hereunder and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement is a general summary and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts.

Description of preferred capital securities

General

Each HMB Trust will issue preferred capital securities under an amended and restated declaration of trust, which HomeBanc Corp. or HBMC, as appropriate, will enter into with the trustees. The amended declaration for each HMB Trust is subject to and governed by the Trust Indenture Act and Wilmington Trust Company, an independent trustee, will act as indenture, property and guarantee trustee under each amended declaration for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred capital securities will be those contained in the applicable amended and restated declaration of trust and those made part of the amended declaration by the Trust Indenture Act.

The following summary outlines the material terms and provisions of the preferred capital securities that the HMB Trusts may offer. The particular terms of any preferred capital securities the HMB Trusts offer and the extent if any to which these general terms and provisions may or may not apply to the preferred capital securities will be described in the applicable prospectus supplement. The following is subject to and qualified in its entirety by reference to the form of amended and restated declaration of trust, the related subordinated indenture, as supplemented, and the Trust Indenture Act.

Terms

Each amended declaration will provide that the HMB Trusts may issue, from time to time, only one series of preferred capital securities and one series of common securities. The preferred capital securities will be offered to investors and the common securities will be held by HomeBanc Corp or HBMC, as appropriate. The terms of the preferred capital securities, as a general matter, will mirror the terms of the junior subordinated debt securities that HomeBanc Corp. or HBMC, as appropriate, will issue to the related HMB Trust in consideration of the proceeds of the sales of the HMB Trust’s preferred capital and common securities. If HomeBanc Corp. or HBMC, as appropriate, fails to make a payment on its junior subordinated debt securities, the HMB Trust holding those securities will not have sufficient funds to make related payments, including the payment of periodic cash distributions, or “distributions,” on its preferred capital securities. If HBMC is the issuer of junior subordinated debt securities to a HMB Trust, HBMC’s obligations under the junior subordinated debentures will be fully and unconditionally guaranteed by HomeBanc Corp.

You should refer to the applicable prospectus supplement relating to the preferred capital securities for specific terms of the preferred capital securities, including, but not limited to:

•	the distinctive designation of the preferred capital securities;

•	the total and per security liquidation amount of the preferred capital securities;

•	the annual distribution rate, or method of determining the rate at which the HMB Trust issuing the securities will pay distributions, on the preferred capital securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•	whether distributions on preferred capital securities will be cumulative, and, in the case of preferred capital securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred capital securities will be cumulative;

•	the right, if any, to defer distributions on the preferred capital securities upon extension of the interest payment period of the related junior subordinated debt securities, and any Additional Amounts, if any, that will be paid upon the deferred distributions;

•	whether the preferred capital securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•	the amount or amounts which will be paid out of the assets of the HMB Trust issuing the securities to the holders of preferred capital securities upon voluntary or involuntary dissolution, winding-up or termination of the HMB Trust issuing the securities, and whether such amounts are payable in cash or the junior subordinated debentures issued by us to the trust;

•	any rights or obligation of the issuer of the junior subordinated debt to purchase or redeem the junior subordinated debentures;

•	any rights or obligation of the HMB Trust issuing the securities to purchase or redeem preferred capital securities and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred capital securities;

•	any terms and conditions upon which the junior subordinated debt securities held by the HMB Trust issuing the securities may be distributed to holders of preferred capital securities;

•	any securities exchange on which the preferred capital securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred capital securities not inconsistent with the amended and restated declaration of trust or with applicable law.

HomeBanc Corp. or HBMC, as appropriate, will guarantee the preferred capital securities to the extent described below under “Description of trust guarantees.” The guarantee of HomeBanc Corp. or HBMC, as appropriate, when taken together with their respective obligations under their junior subordinated debt securities and the related subordinated indenture, the full and unconditional guarantee of HomeBanc Corp. of any HBMC junior subordinated debt issued to a HMB Trust and their respective obligations under the amended declaration of a HMB Trust, would provide a full and unconditional guarantee of amounts due on any preferred capital securities. Certain United States federal income tax considerations applicable to any offering of preferred capital securities will be described in the applicable prospectus supplement.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in an applicable prospectus supplement, each amended declaration states that each HMB Trust will be dissolved:

•	on the expiration of the term of that HMB Trust;

•	upon our bankruptcy, dissolution or liquidation;

•	upon our written direction to the property trustee to dissolve the HMB Trusts and distribute the related junior subordinated debt securities directly to the holders of the trust securities;

•	upon the redemption of all of the preferred capital securities in connection with the redemption of all of the related junior subordinated debt securities; or

•	upon entry of a court order for the dissolution of the HMB Trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after the HMB Trusts satisfy all liabilities to their creditors as provided by applicable law, each holder of the preferred capital or common securities issued by that HMB Trust will be entitled to receive:

•	the related junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred capital or common securities held by the holder; or

•	if any distribution of the related junior subordinated debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred capital or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

If the HMB Trusts cannot pay the full amount due on its preferred capital and common securities because it has insufficient assets available for payment, then the amounts payable by that HMB Trust on its preferred capital and common securities will be paid on a pro rata basis. However, if certain payment events of default under the subordinated indenture have occurred and are continuing with respect to any series of related junior subordinated debt securities, the total amounts due on the preferred capital securities will be paid before any distribution on the common securities.

Events of Default

The following will be events of default under each amended declaration:

•	an event of default under the subordinated indenture occurs with respect to any related series of junior subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting HomeBanc Corp. or HBMC, as appropriate, and except as provided in the applicable prospectus supplement, if an event of default with respect to a related series of junior subordinated debt securities occurs and is continuing under the subordinated indenture, and the subordinated indenture trustee or the holders of not less than 25% in principal amount of the related junior subordinated debt securities outstanding fail to declare the principal amount of all of such junior subordinated debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred capital securities of the HMB Trust holding the junior subordinated debt securities, will have the right to declare such principal amount immediately due and payable by providing written notice to us, the applicable property trustee and the subordinated indenture trustee.

At any time after a declaration of acceleration has been made with respect to a related series of junior subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred capital securities may rescind any declaration of acceleration with respect to the related junior subordinated debt securities and its consequences:

•	if HomeBanc Corp. or HBMC, as appropriate, deposits with the subordinated indenture trustee funds sufficient to pay all overdue principal of and premium and interest on the related junior subordinated debt securities and other amounts due to the subordinated indenture trustee and the property trustee; and

•	if all existing events of default with respect to the related junior subordinated debt securities have been cured or waived except non-payment of principal on the related junior subordinated debt securities that has become due solely because of the acceleration.

The holders of a majority in liquidation amount of the affected preferred capital securities may waive any past default under the subordinated debenture indenture with respect to related junior subordinated debt securities, other than a default in the payment of principal of, or any premium or interest on, any related junior subordinated debenture or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related junior subordinated debenture. In addition, the holders of at least a majority in liquidation amount of the affected preferred capital securities may waive any past default under the amended declaration.

The holders of a majority in liquidation amount of the affected preferred capital securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of the HMB Trusts or power conferred on the property trustee under the amended declaration.

A holder of preferred capital securities may institute a legal proceeding directly against HomeBanc Corp. or HBMC, as appropriate, without first instituting a legal proceeding against the property trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the preferred capital securities of the holder, if HomeBanc Corp. or HBMC, as appropriate, fails to pay principal and any premium or interest on the related series of junior subordinated debt securities when payable.

HomeBanc Corp. or HBMC, as appropriate, is required to furnish annually to the property trustee for each HMB Trust, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, HomeBanc Corp. or HBMC, as appropriate, and each HMB Trust are not in default under the applicable amended declaration or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the HMB Trusts

Neither HMB Trust may merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described in “—Liquidation Distribution Upon Dissolution.” The HMB Trusts may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred capital securities or the other trustees of that HMB Trust, merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, the HMB Trusts organized under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the HMB Trust relating to its preferred capital securities; or

•	substitutes for the HMB Trust’s preferred capital securities other securities having substantially the same terms as the preferred capital securities, so long as the substituted successor securities rank the same as the preferred capital securities for distributions and payments upon liquidation, redemption and otherwise;

•	HomeBanc Corp. or HBMC, as appropriate, appoints a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the HMB Trust;

•	the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred capital securities are then listed or traded;

•	the merger event does not cause the preferred capital securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred capital securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the HMB Trust that issued the securities;

•	prior to the merger event, HomeBanc Corp. or HBMC, as appropriate, shall provide to the property trustee an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the HMB Trust’s preferred capital securities in any material respect; and

•	following the merger event, neither the HMB Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, or the “Investment Company Act;” and

•	HomeBanc Corp. or HBMC, as appropriate, owns or its permitted transferee owns, all of the common securities of the successor entity and it guarantees or its permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred capital securities guarantee.

In addition, unless all of the holders of the preferred capital securities approve otherwise, neither HMB Trust may consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause that HMB Trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred capital securities will have no voting rights except as discussed below and under “—Amendment to an Amended Declaration” and “Description of trust guarantees—Modification of the trust guarantee; Assignment” and as otherwise required by law.

If any proposed amendment to an amended declaration provides for, or the trustees of the HMB Trusts otherwise propose to effect:

•	any action that would adversely affect the powers, preferences or special rights of the preferred capital securities in any material respect, whether by way of amendment to the amended declaration or otherwise; or

•	the dissolution, winding-up or termination of the HMB Trusts other than pursuant to the terms of the amended declaration;

then the holders of the affected preferred capital securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred capital securities.

Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred capital securities issued by the HMB Trust, the trustees of that HMB Trust may not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the subordinated indenture trustee for any related junior subordinated debt securities or direct the exercise of either HMB Trust or power conferred on the property trustee with respect to the related junior subordinated debt securities;

•	waive any default that is waivable under the subordinated indenture with respect to any related junior subordinated debt securities;

•	cancel an acceleration of the principal of the related junior subordinated debt securities; or

•	consent to any amendment, modification or termination of the subordinated indenture or any related junior subordinated debt securities where consent is required.

However, if a consent under the subordinated indenture requires the consent of each affected holder of the related junior subordinated debt securities, then the property trustee must obtain the prior consent of each holder of the preferred capital securities of the HMB Trust that holds the related junior subordinated debt securities. In addition, before taking any of the foregoing actions, HomeBanc Corp. or HBMC, as appropriate, will provide to the property trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the HMB Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

The property trustee will notify all preferred capital securities holders of the HMB Trusts of any notice of default received from the subordinated indenture trustee with respect to the junior subordinated debt securities held by that HMB Trust.

Any required approval of the holders of preferred capital securities may be given at a meeting of the holders of the preferred capital securities convened for the purpose or pursuant to written consent. The applicable property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred capital securities at the holder’s registered address at least 15 days and not more than 90 days before the meeting.

No vote or consent of the holders of the trust securities will be required for the HMB Trusts to redeem and cancel its trust securities in accordance with its amended declaration.

Notwithstanding that holders of the preferred capital securities are entitled to vote or consent under any of the circumstances described above, any of the preferred capital securities that are owned by HomeBanc Corp. or HBMC, as appropriate, any trustee or any affiliate of a trustee or HomeBanc Corp. or HBMC, as appropriate, will, for purposes of any vote or consent, be treated as if they were not outstanding. Preferred capital securities held by HomeBanc Corp. or HBMC, as appropriate, or any of its affiliates may be exchanged for related junior subordinated debt securities at the election of the holder.

Amendment to an Amended Declaration

An amended declaration may be amended from time to time by HomeBanc Corp. or HBMC, as appropriate, and the property trustee and the administrative trustees of each HMB Trust without the consent of the holders of the preferred capital securities of that HMB Trust to:

•	cure any ambiguity or correct or supplement any provision which may be inconsistent with any other provisions with respect to matters or questions arising under the amended declaration, in each case to the extent that the amendment does not adversely affect the interests of any holder of the preferred capital securities in any material respect; or

•	modify, eliminate or add to any provisions to the extent necessary to ensure that the HMB Trusts will not be taxable as corporations or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the junior subordinated debt securities held by the HMB Trusts are treated as indebtedness for United States federal income tax purposes or to ensure that the HMB Trusts will not be required to register as investment companies under the Investment Company Act.

Other amendments to an amended declaration may be made by HomeBanc Corp. or HBMC, as appropriate, and the trustees of that HMB Trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred capital securities of that HMB Trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the HMB Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the junior subordinated debt securities held by the HMB Trust as indebtedness for United States federal income tax purposes or affect the HMB Trust’s exemption from the Investment Company Act.

Notwithstanding the foregoing, without the consent of each affected holder of common or preferred capital securities of each HMB Trust, an amended declaration may not be amended to:

•	change the amount or timing of any distribution on the common or preferred capital securities of the HMB Trusts or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

In addition, no amendment may be made to an amended declaration if the amendment would:

•	cause the HMB Trusts to be taxable as a corporation or characterized as other than a grantor trust for United States federal income tax purposes;

•	cause the junior subordinated debt securities held by the HMB Trusts to not be treated as indebtedness for United States federal income tax purposes;

•	cause the HMB Trusts to be deemed to be an investment company required to be registered under the Investment Company Act; or

•	impose any additional obligation on HomeBanc Corp. or HBMC, as appropriate, without its consent.

Removal and Replacement of Trustees

The holder of the HMB Trust’s common securities may, upon prior written notice, remove or replace any of the administrative trustees and, unless an event of default has occurred and is continuing under the subordinated indenture, the property and Delaware trustee of the HMB Trust. If an event of default has occurred and is continuing under the subordinated indenture, only the holders of a majority in liquidation amount of the HMB Trust’s preferred capital securities may remove or replace the property trustee and Delaware trustee. The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable amended declaration.

Merger or Consolidation of Trustees

Any entity into which a property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable amended declaration; provided, however, that the entity shall be otherwise qualified and eligible.

Information Concerning the Property and Guarantee Trustee

For matters relating to compliance with the Trust Indenture Act, the property trustee for each HMB Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a default under an amended declaration, undertakes to perform only the duties as are specifically set forth in the amended declaration and, after a default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by an amended declaration at the request of any holder of the preferred capital securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in an amended declaration or is unsure of the application of any provision of the amended declaration, and the matter is not one on which the holders of the preferred capital securities are entitled to vote, then the property trustee will deliver notices to HomeBanc Corp. or HBMC, as appropriate, requesting written instructions as to the course of action to be taken and the property trustee will take or refrain from taking that action as instructed. If HomeBanc Corp. or HBMC, as appropriate, does not provide these instructions within ten business days, then the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred capital and common securities. In this event, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

Wilmington Trust Company, which is the property trustee for each HMB Trust, also serves as the guarantee trustee under each trust guarantee as described below. Wilmington Trust Company’s principal office is located at 1100 North Market Street, Wilmington, Delaware 19890-0001. HomeBanc Corp. or HBMC, as appropriate, and certain of its affiliates maintain banking and trust relationships with Wilmington Trust Company. Wilmington Trust Company serves as owner trustee for our collateralized debt obligations.

Miscellaneous

The administrative trustees of each HMB Trust are authorized and directed to conduct the affairs of and to operate each HMB Trust in such a way so that:

•	each HMB Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the junior subordinated debt securities held by each HMB Trust will be treated as indebtedness of ours for United States federal income tax purposes; and

•	each HMB Trust will not be deemed to be an investment company required to be registered under the Investment Company Act.

HomeBanc Corp. or HBMC, as appropriate, and the trustees of each HMB Trust are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or amended declaration, that we and the trustees determine to be necessary or desirable for the above purposes.

Registered holders of the preferred capital securities have no preemptive or similar rights. The HMB Trusts may not incur indebtedness or place a lien on any of its assets.

Governing Law

Each amended declaration and the preferred capital securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

Description of the Expense Agreement

HomeBanc Corp. or HBMC, as appropriate, will execute an expense agreement at the same time that the HMB Trusts issues the preferred capital securities. Under the expense agreement, HomeBanc Corp. or HBMC, as appropriate, will irrevocably and unconditionally guarantee to each creditor of each HMB Trust the full amount of that HMB Trust’s costs, expenses and liabilities, other than the amounts owed to holders of its preferred capital and common securities pursuant to the terms of those securities. Third parties will be entitled to enforce the expense agreement. The expense agreement, once executed, will be filed with the SEC on Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The obligations of HomeBanc Corp. or HBMC, as appropriate, under an expense agreement will be subordinated in right of payment to the same extent as the trust guarantees. The expense agreement will contain provisions regarding amendment, termination, assignment, succession and governing law similar to those contained in the trust guarantees.

Description of trust guarantees

The following describes certain general terms and provisions of the trust guarantees which HomeBanc Corp. or HBMC will execute and deliver for the benefit of the holders from time to time of preferred capital securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act, and Wilmington Trust Company, an independent trustee, will act as indenture trustee under each trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each trust guarantee will be those contained in each trust guarantee and those made part of each trust guarantee by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantee, which is an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each trust guarantee will be held by the guarantee trustee of each HMB Trust for the benefit of the holders of the preferred capital securities.

General

HomeBanc Corp. or HBMC, as appropriate, will irrevocably and unconditionally agree to pay the following payments or distributions with respect to preferred capital securities, in full, to the holders of the preferred capital securities, as and when they become due regardless of any defense, right of set-off or counterclaim that the HMB Trusts may have except for the defense of payment:

•	any accrued and unpaid distributions which are required to be paid on the preferred capital securities, to the extent the HMB Trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so;

•	the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any preferred capital securities called for redemption, to the extent the HMB Trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the HMB Trust that issued the securities (other than in connection with the distribution of junior subordinated debt securities to the holders of preferred capital securities or the redemption of all of the preferred capital securities), the lesser of:

•	the total liquidation amount and all accrued and unpaid distributions on the preferred capital securities to the date of payment, to the extent the HMB Trust that issued the securities does not make such payments or distributions but has sufficient funds available to do so; and

•	the amount of assets of the HMB Trust that issued the securities remaining available for distribution to holders of such preferred capital securities in liquidation of the HMB Trust.

Where HBMC issues junior subordinated debentures to a HMB Trust pursuant to a declaration of trust between HBMC and the trustees, HomeBanc Corp. will also fully and unconditionally guarantee HBMC’s obligations under the HBMC trust guarantee.

The obligations of HomeBanc Corp. or HBMC, as appropriate, to make a payment under a trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred capital securities to which the trust guarantee relates or by causing the applicable HMB Trust to pay the amounts to the holders.

Modification of the Trust Guarantee; Assignment

Except with respect to any changes which do not adversely affect the rights of holders of preferred capital securities in any material respect (in which case no vote will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred capital securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred capital securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee will bind the successors, assigns, receivers, trustees and representatives of HomeBanc Corp. or HBMC, as appropriate, and will be for the benefit of the holders of the outstanding preferred capital securities to which the trust guarantee relates.

Termination

Each Trust guarantee will terminate when any of the following has occurred:

•	all preferred capital securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the HMB Trust that issued the securities or both;

•	the junior subordinated debt securities held by the HMB Trust that issued the securities have been distributed to the holders of the preferred capital securities; or

•	the amounts payable in accordance with the applicable amended declaration upon liquidation of the HMB Trust that issued the securities have been paid in full.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred capital securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred capital securities or under the trust guarantee.

Events of Default

An event of default under a trust guarantee will occur if HomeBanc Corp. or HBMC, as appropriate, fails to perform any of its payment obligations under a trust guarantee or it fails to perform any other obligation under a trust guarantee and the failure to perform such other obligation continues for 60 days.

Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred capital securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee. If the guarantee trustee fails to enforce the trust guarantee, any holder of preferred capital securities to which the trust guarantee relates may institute a legal proceeding directly against HomeBanc Corp. or HBMC, as appropriate, to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the HMB Trust, the guarantee trustee or any one else. If HomeBanc Corp. or HBMC, as appropriate, does not make a guarantee payment, a holder of preferred capital securities may directly institute a proceeding against HomeBanc Corp. or HBMC, as appropriate, for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantees

Each trust guarantee will be the general unsecured obligation of HomeBanc Corp. or HBMC, as appropriate, and will rank subordinate and junior in right of payment, and will be subject to its prior payment in full of its senior debt as described under “Description of debt securities; Subordination.”

The terms of the preferred capital securities provide that each holder of preferred capital securities by acceptance of the preferred capital securities agrees to the subordination provisions and other terms of the trust guarantee relating to the subordination. As of June 30, 2005, HomeBanc Corp. and HBMC had approximately $71.0 million and $4.3 billion, respectively, of indebtedness that would rank senior to a trust guarantee.

Information Concerning the Guarantee Trustee

Wilmington Trust Company serves as the guarantee trustee under each trust guarantee. Wilmington Trust Company’s address is 1100 North Market Street, Wilmington, Delaware 19890-0001. The guarantee trustee, prior to the occurrence of a default with respect to a trust guarantee, undertakes to perform only those duties as are specifically contained in the trust guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The guarantee trustee is under no obligation to exercise any of the powers vested in it by the applicable trust guarantee at the request of any holder of preferred capital securities to which the trust guarantee relates, unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities which it might incur by exercising these powers; however, the guarantee trustee will not be, upon the occurrence of an event of default under the applicable trust guarantee, relieved from exercising the rights and powers vested in it by such trust guarantee.

Governing Law

The trust guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Effect of obligations under the subordinated debt securities and the trust guarantees

As long as HomeBanc Corp. or HBMC, as appropriate, can make payments of interest and any other payments when they are due on the junior subordinated debt securities held by a particular HMB Trust, those payments will be sufficient to cover distributions and any other payments due on the trust securities issued by that HMB Trust because:

•	the total principal amount of the junior subordinated debt securities held by the HMB Trust will be equal to the total stated liquidation amount of the trust securities issued by the HMB Trust;

•	the interest rate and the interest payment dates and other payment dates on the junior subordinated debt securities held by the HMB Trust will match the distribution rate and distribution payment dates and other payment dates for the trust securities issued by the HMB Trust; and

•	HomeBanc Corp. or HBMC, as appropriate, will pay, and the HMB Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the HMB Trust (other than obligations under the trust securities).

HomeBanc Corp. or HBMC, as appropriate, may guarantee payments of distributions, to the extent the HMB Trust obligated to pay those distributions has sufficient funds available to make the payments due on the preferred capital securities, to the extent described under “Description of trust guarantees.” If HomeBanc Corp. or HBMC, as appropriate, does not make interest payments on the junior subordinated debt securities held by the HMB Trusts, the HMB Trusts will not have sufficient funds to pay distributions on the preferred capital securities.

Each trust guarantee covers the payment of distributions and other payments on the preferred capital securities only if and to the extent that HomeBanc Corp. or HBMC, as appropriate, has made a payment of interest or principal on the junior subordinated debt securities held by the HMB Trust as its sole asset. However, HomeBanc Corp. or HBMC, as appropriate, believes that the trust guarantees, when taken together with its obligations under the junior subordinated debt securities and the subordinated indenture and its obligations under the amended declarations, including its obligations to pay the costs, expenses, debts and liabilities of the HMB Trusts, provide a full and unconditional guarantee of payment on the preferred capital securities.

A holder of preferred capital securities may sue HomeBanc Corp. or HBMC, as appropriate, to enforce its rights under the trust guarantee which relates to the holder’s preferred capital securities without first suing the guarantee trustee, the HMB Trust or any other person or entity.

Description of units

HomeBanc Corp. may issue units comprising one or more of the securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as debt securities of HBMC or U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement is a summary and is subject to, and is qualified in its entirety by, reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

Selling shareholders

HomeBanc Corp. is registering 10,448,157 shares of common stock covered by this prospectus for reoffers and resales by GTCR Fund VII, L.P., GTCR Fund VII/A, L.P. and GTCR Co-Invest, L.P. and certain of their transferees. We will receive no proceeds from the sale of any shares by the selling shareholders. As used in this prospectus, “selling shareholders” refers to these entities, along with any other investment fund managed by GTCR Golder Rauner, L.L.C., or “GTCR,” that at any time holds shares acquired from GTCR Fund VII, L.P., GTCR Fund VII/A, L.P. or GTCR Co-Invest, L.P.

Prior to our initial public offering, GTCR was the majority owner of HomeBanc Corp.’s predecessor. We paid GTCR a management fee of $417,000 for management, advice and consulting, including attendance by GTCR representatives at our board meetings, and strategic, operating and financial advice to HBMC through June 30, 2004. GTCR beneficially owns approximately 18.5% of the shares of our common stock, and we no longer pay GTCR a management fee. Two of our former directors, Messrs. Edgar D. Jannotta, Jr. and Daniel L. Timm, are a Senior Principal and Principal, respectively, with GTCR. Messrs. Jannotta and Timm did not stand for reelection to our board of directors at our annual shareholders’ meeting held on May 25, 2005.

In our initial public offering, we offered and sold directly to GTCR Fund VII/A, L.P. an aggregate of 4,250,000 shares of our common stock at $7.02 per share, the same price at which the underwriters purchased shares from us in that offering. GTCR Fund VII/A, L.P. and GTCR Co-Invest, L.P. are underwriters with respect to the resale of any of the 4,250,000 shares of our common stock that they purchased in our initial public offering and will be so identified in any applicable prospectus supplement. Of the remaining shares held by the selling shareholders, 6,191,123 shares were acquired in exchange for units in our predecessor, HBMC Holdings, LLC, prior to the pricing of our initial public offering in July 2004, and 7,034 shares were acquired by Messrs. Jannotta and Timm for their service as our directors and were contributed by them to GTCR Fund VII, L.P. on May 25, 2005.

In connection with our initial public offering, we entered into an amended and restated registration rights agreement pursuant to which GTCR has piggyback registration rights to register 10,441,123 shares of our common stock, including all shares received by GTCR in connection with our reorganization, and the 4,250,000 shares of our common stock purchased by GTCR Fund VII/A, L.P. in our initial public offering, for offer and sale in connection with specified types of registered public offerings by us. We have registered the shares covered by this prospectus in satisfaction of GTCR’s piggyback registration rights under an amended and restated registration rights agreement.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options that are immediately exercisable or that are exercisable within 60 days. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose.

The following table sets forth information about the selling shareholders’ beneficial ownership of HomeBanc Corp.’s common stock as of August 22, 2005. As of August 22, 2005, there were 56,596,460 shares of HomeBanc Corp.’s common stock outstanding held by approximately 443 holders of record. The selling shareholders may sell, from time to time, all, some or none of the shares covered by this prospectus.

	Shares beneficially owned as of August 22, 2005 and prior to the sale of shares covered by this prospectus			Beneficial ownership after offering(1)
Name of selling shareholder	Number of shares	Percentage	Shares Being Offered	Number of shares	Percentage
GTCR Fund VII, L.P. (2)(5)	6,141,991	10.9%	6,141,991	—		*
GTCR Fund VII/A, L.P. (3)(5)	4,211,444	7.4%	4,211,444	—		*
GTCR Co-Invest, L.P. (4)(5)	94,722	*	94,722	—		*
Total selling shareholder shares being sold in this offering	10,448,157	18.5%	10,448,157	—		*

*	Less than 1%.
(1)	Assumes that the selling shareholders dispose of all of the shares of common stock covered by this prospectus and do not acquire or dispose of additional shares of common stock. The selling shareholders may, from time to time, sell some or all of the shares covered by this prospectus, but have no obligation to sell any such shares.
(2)	GTCR Fund VII, L.P., or “Fund VII,” directly owns 6,141,991 shares of our common stock. GTCR Partners VII, L.P., or “GTCR Partners VII,” is the general partner of Fund VII and GTCR is the general partner of GTCR Partners VII. Therefore, GTCR Partners VII and GTCR may be deemed to have shared voting and dispositive power with respect to all of the shares of our common stock held by Fund VII.
(3)	GTCR Fund VII/A, L.P., or “Fund VII/A,” directly owns 4,211,444 shares of our common stock. GTCR Partners VII is the general partner of Fund VII/A. Therefore, GTCR Partners VII and GTCR may be deemed to have shared voting and dispositive power with respect to all of the shares of our common stock held by Fund VII/A.
(4)	GTCR Co-Invest, L.P., or “Co-Invest,” directly owns 94,722 shares of our common stock. GTCR is the general partner of Co-Invest. Therefore, GTCR may be deemed to have shared voting and dispositive power with respect to all of the shares of our common stock held by Co-Invest.
(5)	The address for each of Fund VII, Fund VII/A, Co-Invest, GTCR Partners VII, and GTCR is 6100 Sears Tower, Chicago, Illinois 60606-6402.

Federal income tax consequences

The following discussion describes the material federal income tax consequences relating to the taxation of us as a REIT and to the purchase, ownership and disposition of our common stock. This section does not describe any tax consequences to the purchase, ownership or disposition of any other equity or debt securities that we describe in this prospectus other than common stock. Such tax consequences will be described in a supplement to this prospectus that will contain specific information about the offering and the terms of the securities being sold. In this section, references to “we,” “our” and “us” mean HomeBanc Corp. Because this summary is intended only to address material federal income tax consequences relating to our taxation as a REIT and to the ownership and disposition of our common stock, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending upon your particular tax situation;

•	special rules that we do not discuss below may apply if, for example, you are a tax-exempt organization (except to the extent discussed in “—Taxation of Tax-Exempt Shareholders” below), a broker-dealer, a non-U.S. person (except to the extent discussed in “—Taxation of Non-U.S. Shareholders” below), a trust, an estate, a partnership or other pass-through entity, a regulated investment company, a financial institution, an insurance company or otherwise subject to special tax treatment under the Code;

•	this summary generally does not address state, local or non-U.S. tax considerations;

•	this summary deals only with our shareholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Code; and

•	we do not intend this discussion to be, and you should not construe it as, tax advice.

We base the information in this section on the current Code, current final, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Various changes to the REIT rules were made in the American Jobs Creation Act of 2004, which was signed into law by the President on October 22, 2004. Some of the changes will first take effect for our taxable year beginning January 1, 2005, while others apply retroactively to our short taxable year ended December 31, 2004. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company as a REIT

We will elect to be taxed as a REIT under the federal income tax laws effective for our short taxable year ended December 31, 2004. We believe that, commencing with such short taxable year, we have been organized and operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

In connection with this offering of securities, Alston & Bird LLP has rendered an opinion that, assuming that we complete the elections and other procedural steps described in this discussion of “Federal income tax consequences” in a timely fashion, commencing with our short taxable year ended December 31, 2004, we have been organized in conformity with the requirements for qualification as a REIT under Sections 856 through 860 of the Code, and our proposed method of operation will enable us to meet the requirements for taxation as a REIT under the Code. Investors should be aware that Alston & Bird LLP’s opinion is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court. In addition, Alston & Bird LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Alston & Bird LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our shareholders, but taxable income generated by our taxable REIT subsidiaries, including HBMC, will be subject to regular corporate income tax. The benefit of that tax treatment is that it avoids the federal “double taxation,” or taxation at both the corporate and shareholder levels, that generally applies to income distributed by a corporation to its shareholders. However, we will be subject to federal tax in the following circumstances:

•	We will be subject to federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference.

•	We will be subject to income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business; and

•	other non-qualifying income from foreclosure property.

•	We will be subject to a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “—Requirements for Qualification—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which 95% (90% in the case of a failure for our short taxable year ended December 31, 2004) of our gross income exceeds the amount of our income qualifying under the 95% gross income test;

•	multiplied by a fraction intended to reflect our profitability.

•	For taxable years beginning on or after January 1, 2005, (1) if we fail to satisfy the REIT asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time we failed to satisfy the asset tests, or (2) if we fail to satisfy other REIT requirements (other than the gross income and asset tests) and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from earlier periods;

we will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which our initial basis in the asset is determined by reference to the C corporation’s basis in the asset, and provided no election is made for the transaction to be currently taxable, and we subsequently recognize gain on the disposition of such asset during the 10-year period beginning on the date on which we acquired the asset, we generally will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, the “Built-in Gains Tax.”

•	We will be subject to tax at the highest corporate rate on the portion of any excess inclusion, or phantom taxable income, that we derive from REMIC residual interests or taxable mortgage pools equal to the percentage of our stock that is held by “disqualified organizations.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.

For this reason, our articles of incorporation prohibit disqualified organizations from owning our common stock.

Requirements For Qualification

Organizational Requirements

A REIT is a corporation, trust, or association that meets each of the following requirements:

(1) It is managed by one or more trustees or directors.

(2) Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

(3) It would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws.

(4) It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

(5) At least 100 persons are beneficial owners of its shares or ownership certificates.

(6) Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

(7) It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

(8) It uses the calendar year as its taxable year.

(9) It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2005 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we have issued sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our articles of incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our articles of incorporation restricting the ownership and transfer of the common stock are described in “Description of capital stock — Restrictions on Ownership and Transfer.”

Qualified REIT Subsidiaries. A “qualified REIT subsidiary” is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT for federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states. Each of HomeBanc Funding Corp, HomeBanc Funding Corp. II and HMB Acceptance Corp. will be treated as a qualified REIT subsidiary of ours.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. Thus, in applying the requirement described herein, all assets, liabilities, and items of income, deduction and credit of a disregarded limited liability company owned by the REIT will be treated as assets, liabilities, and items of income, deduction and credit of the REIT. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership, in both cases being based on its relative capital interest in the partnership and, pursuant to a change in the American Jobs Creation

Act of 2004, taking into account any debt securities issued by the partnership and held by the REIT, for purposes of the applicable REIT qualification tests. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A taxable REIT subsidiary, or “TRS,” is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. If a TRS directly or indirectly owns more than 35% of the voting power or value of the stock of another corporation, such other corporation will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not comparable to similar arrangements among unrelated parties. We have made an election for each of HBMC and Abetterwayhome Corp. to be treated as a TRS. HBMC will be subject to corporate income tax on its taxable income. We cannot assure you that our TRSs will not be limited in their ability to deduct interest payments made to us or that other transactions between our TRSs and us will be treated as arm’s length transactions.

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations (or interests therein), these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

We may make investments or enter into financing and securitization transactions that give rise to us being considered to be, or to own an interest in, one or more taxable mortgage pools. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT’s assets, held directly or through a qualified REIT subsidiary that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s shareholders. The Treasury Department has yet to issue regulations governing the tax treatment of the shareholders of a REIT that owns an interest in a taxable mortgage pool.

A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income.” Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (1) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over (2) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “—Distribution Requirements.”

Our excess inclusion income would be allocated among our shareholders. A shareholder’s share of excess inclusion income (1) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate, without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of non-U.S. shareholders. See “—Taxation of Taxable U.S. Shareholders,” “—Taxation of Tax-Exempt Shareholders,” and “—Taxation of Non-U.S. Shareholders.” The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to shareholders is not clear under current law. Tax-exempt investors, non-U.S. investors, and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our common stock.

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and likely would prevent our compliance with those requirements. We currently do not have, and currently do not intend to form, any subsidiary in which we own some, but less than all, of the ownership interests that are or will become taxable mortgage pools, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	amounts, such as commitment fees, received in consideration for entering into an agreement to make a loan secured by real property, unless such amounts are determined by income and profits; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from servicing loans for third parties and loan origination fees is not qualifying income for purposes of either gross income test. In addition, gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. We will monitor the amount of our non-qualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be proportionate to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

The interest, original issue discount, and market discount income that we receive from our mortgage loans and mortgage-backed securities generally will be qualifying income for purposes of both gross income tests. However, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

In addition, interest includes income from a REMIC as long as at least 95% of the assets of the REMIC are interests in real property. If less than 95% of the assets of the REMIC consist of qualifying real estate assets, then income received by the REIT will be treated as interest from a mortgage loan in the proportion in which assets of the REMIC consist of real estate assets.

Fee Income. We may receive various fees in connection with the mortgage loans. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Therefore, commitment fees will generally be qualifying income for purposes of the income tests. Other fees, such as fees received for servicing loans for third parties and origination fees, are not qualifying income for purposes of either income test. We presently intend to service those mortgage loans that we own or that are treated as owned by us for federal income tax purposes, including loans held by HomeBanc Funding Corp. and HomeBanc Funding Corp. II, our qualified REIT subsidiaries, and loans that are held by securitization vehicles but are treated as owned by us for federal income tax purposes. Any servicing fees paid to us by one of our qualified REIT subsidiaries will be disregarded for purposes of the income tests. HBMC will conduct servicing and origination functions that generate fee income that is not qualifying income. The income earned by HBMC from these services will not be taken into account for purposes of our gross income tests.

Dividends. Our share of any dividends received from any corporation (including HBMC and any other TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property. We may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or gross sales.

•	Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

•	Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue or through a TRS. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided primarily for the tenants’ convenience or provided to a particular tenant. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by us.

Hedging Transactions. From time to time, we may enter into hedging transactions to manage our interest rate risks. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. The rules for taking into account income from hedging transactions in applying the gross income tests were changed in the American Jobs Creation Act of 2004. For our short taxable year ended December 31, 2004, to the extent that we entered into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to reduce risks with respect to interest rates on our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, any periodic income or gain from the disposition of the hedging instrument should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. For our post-2004 taxable years, income from a “hedging transaction” that hedges risks (not limited to interest rate risks) with respect to REIT liabilities incurred to acquire or carry real estate assets will not be taken into account for purposes of the 95% gross income test (rather than being treated as qualifying income) and will be treated as non-qualifying income for purposes of the 75% gross income test. For these purposes, a “hedging transaction” is defined as a transaction entered into by us in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred to acquire or carry real estate assets. A hedging transaction must be identified on our books before the close of the day on which it was acquired, originated, or entered into. To the extent that we hedge for other purposes, the income from those transactions is likely to be treated as non-qualifying income for purposes of the gross income tests. We intend to structure our hedging transactions in a manner that does not jeopardize our status as a REIT.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are or will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. We cannot assure you, however, that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” To the extent necessary to avoid the prohibited transactions tax, we will conduct sales of our loans through HBMC.

It is our current intention that HomeBanc Corp.’s securitizations of mortgage loans will not be treated as sales for tax purposes. If we were to transfer a mortgage loan to a REMIC, this transfer would be treated as a sale for tax purposes and the sale may be subject to the prohibited transactions tax. As a result, we intend to securitize our mortgage loans only in non-REMIC transactions that will be treated as secured financings for tax purposes.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•	we properly disclose the failure to the IRS (or for our short taxable year ended December 31, 2004, attach a schedule of the nature and amount of each item of our income to our tax return and any incorrect information on such schedule is not due to fraud with intent to evade tax)

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company as a REIT,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which 95% (90% in the case of a failure for our short taxable year ended December 31, 2004) of our gross income (excluding gross income from prohibited transactions) exceeds the amount of our income qualifying under the 95% gross income test, in either case multiplied by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the value of the total assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities that are not qualifying assets for purposes of the 75% asset test.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. Unless otherwise provided in regulations, the 10% value limitation will not apply to:

•	any security qualifying for the straight debt exception;

•	any loan to an individual or estate;

•	any Code section 467 rental agreement with any person that would not generate related party rents under Code section 856(d)(2)(B);

•	any obligation to pay qualifying rents from real property;

•	any governmental security the payments of which are not based on profits of, or obligations issued by, non-governmental entities;

•	any security issued by a REIT; and

•	any other securities excepted in regulations.

The straight debt exception starts with the definition of straight debt in section 1361(c)(5) (as modified), but whereas section 1361 applies only to obligations providing for a sum certain on demand or on a specified date, with interest rates and payment dates that are not contingent on profits, the borrower’s discretion, or other factors, the American Jobs Creation Act of 2004 permits the following contingencies:

•	The timing of payments of principal or interest may be contingent if (1) such contingency causes (specified) limited changes to the debt’s effective yield to maturity or (2) the REIT does not hold more than $1,000,000 (by face amount or issue price) of the issuer’s debt instruments and not more than 12 months of unaccrued interest can be required to be prepaid on such debt instruments.

•	The time or amount of payments may be contingent if such contingency arises only upon default or upon the issuer’s exercise of a prepayment right and such contingencies are consistent with customary commercial practice.

The straight debt exception will not apply to any securities issued by a corporation or partnership if the REIT and any controlled TRSs also own securities of such issuer that would not qualify for the straight debt exception and that are worth more than 1% of the issuer’s outstanding securities. There are also special rules for securities issued by partnerships.

The asset tests described above are based on our gross assets. For federal income tax purposes, we will be treated as owning both the loans we hold directly and the loans that we have securitized through non-REMIC debt securitizations. Although we will have a partially offsetting obligation with respect to the securities issued pursuant to the securitizations, these offsetting obligations will not reduce the gross assets we are considered to own for purposes of the asset tests.

We believe that the aggregate value of the securities issued to us by our taxable REIT subsidiaries does not exceed 20% of the aggregate value of our gross assets. We believe that all or substantially all of the mortgage loans and mortgage-backed securities that we will own will be qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a lower value is applicable. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

We currently believe that the loans, securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Failure to Satisfy Asset Tests. Under the American Jobs Creation Act of 2004, a REIT that fails to satisfy either of the 5% or 10% securities limitations for a particular quarter will not be disqualified if (1) the failure is due to ownership of assets the total value of which does not exceed the lesser of 1% of the gross value of the REIT’s assets or $10,000,000 and (2) the REIT either disposes of assets to satisfy the securities ownership limitations within 6 months of the last day of the quarter in which the violation was identified or the REIT otherwise satisfies the securities ownership limitations within 6 months of the last day of the quarter in which the violation was identified. In the case of any other violation of an asset test, the American Jobs Creation Act of 2004 permits a REIT to avoid disqualification if:

•	the violation is due to reasonable cause and not due to willful neglect;

•	the REIT provides a schedule of the disqualifying assets to the IRS;

•	the REIT either disposes of the disqualifying assets described on the disclosure schedule within 6 months of the last day of the quarter in which the violation was identified or the REIT otherwise satisfies the asset tests within 6 months of the last day of the quarter in which the violation was identified; and

•	the REIT pays a penalty tax equal to the greater of (1) $50,000 or (2) a tax calculated at the highest corporate tax rates on the income generated by the disqualifying assets for the period beginning on the first date that such assets cause the REIT to fail an asset test and ending on the earlier of the date the REIT disposes of such assets or the end of the first quarter in which the REIT satisfies the asset tests.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and

•	90% of our after-tax net income, if any, from foreclosure property, in excess of the special tax on income from foreclosure property,

minus the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or we can pay such distributions in the following taxable year if (1) we declare the distribution before we timely file our federal income tax return for the year, pay the distribution in such following year on or before the first regular dividend payment date after such declaration and we elect on our federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year or (2) we declare a dividend in October, November or December of any year with a record date in one of those months and pay the dividend on or before January 31 of the following year (in which case we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared).

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year (or by the time required for the second exception discussed in the preceding paragraph), at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods;

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. Distributions described in the first exception discussed in the preceding paragraph do not count as distributions in the prior year for purposes of the 4% nondeductible excise tax. In addition, if during the 10-year recognition period, we dispose of any asset subject to the built-in gain rules described above, we must, pursuant to guidance issued by the IRS, distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. See “—Taxation of Taxable U.S. Shareholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•	We will recognize taxable income in advance of the related cash flow if any of our mortgage loans or mortgage-backed securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in taxable mortgage pools.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, an agreement as to tax liability between us and an IRS district director, or, for taxable years beginning on or after January 1, 2005, a statement by us attached to an amendment or supplement to our tax return, we may be able to rectify any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to shareholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Failure to Satisfy Distribution and Other Requirements. Under the American Jobs Creation Act of 2004, for taxable years beginning on or after January 1, 2005, a REIT may avoid disqualification for failures to meet REIT requirements (other than the gross income and asset tests) if the failure is due to reasonable cause and not due to willful neglect and the REIT pays a penalty of $50,000 for each such failure. We cannot predict, however, whether in all circumstances we would qualify for the relief provisions.

Failure To Qualify

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, then we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxable REIT Subsidiaries

As described above, a TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by us. A corporation will not qualify as a TRS if it directly or indirectly operates or manages any hotels or health care facilities or provides rights to any brand name under which any hotel or health care facility is operated.

We and our corporate subsidiary must elect for the subsidiary to be treated as a TRS. If a TRS directly or indirectly owns more than 35% of the voting power or value of the stock of another corporation, such other corporation will automatically be treated as a TRS. Overall, no more than 20% of the value of our assets may consist of securities of one or more TRSs, and no more than 25% of the value of our assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to ensure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% tax on transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis.

We have made an election to treat each of HBMC and Abetterwayhome as a TRS. HBMC will originate our loans and will be subject to corporate income tax on its taxable income. We believe that all transactions between us and HBMC and any other TRS that we form or acquire (including sales of loans from HBMC to us, HomeBanc Funding Corp., HomeBanc Funding Corp. II, HMB Acceptance Corp. or any other future qualified REIT subsidiary) will be conducted on an arm’s-length basis.

Taxation of Taxable U.S. Shareholders

As used in this discussion, the term “U.S. Shareholder” means a holder of our common stock that, for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate, the income of which is subject to federal income taxation regardless of its source; or

•	is any trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership holds our stock, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our stock should consult their tax advisors.

Distributions Generally. Distributions to U.S. Shareholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of our positive current and accumulated earnings and profits and, to that extent, will be taxable to the U.S. Shareholders. These distributions are not eligible for the dividends received deduction for corporations. On May 28, 2003, President Bush signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. Under this law, certain “qualified dividend income” received by U.S. non-corporate shareholders in taxable years 2003 through 2008 is subject to tax at the same tax rates as long-term capital gain (generally, under the new law, a maximum rate of 15% for such taxable years). Dividends received from REITs, however, generally are not eligible for these reduced rates and, therefore, will continue to be subject to tax at ordinary income rates (generally, a maximum rate of 35% for taxable years 2003-2008), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as TRSs). Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (1) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (2) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. We do not anticipate that a material portion of our distributions will be treated as qualified dividend income.

To the extent that we make a distribution in excess of our positive current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder’s common stock, and then the distribution in excess of such basis will be taxable to the U.S. Shareholder as gain realized from the sale of its stock. Dividends declared by us in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by our shareholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Capital Gain Distributions. Distributions to U.S. Shareholders that we properly designate as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Shareholder has held his or her common stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

We may elect to retain and pay income tax on net long-term capital gain that we received during the tax year. In this instance, U.S. Shareholders will include in their income their proportionate share of the undistributed long-term capital gains as designated by us. The U.S. Shareholders will also be deemed to have paid their proportionate share of the tax we paid, which would be credited against such shareholders’ U.S. federal income tax liability (and refunded to the extent it exceeds such liability). In addition, the basis of the U.S. Shareholders’ shares will be increased by the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

Any capital gain with respect to capital assets held for more than one year that is recognized or otherwise properly taken into account on or after May 6, 2003 and before January 1, 2009, generally will be taxed to a non-corporate U.S. Shareholders at a maximum rate of 15%. In the case of capital gain attributable to the sale of real property held for more than one year, such gain will be taxed at a maximum rate of 25% to the extent of the amount of depreciation deductions previously claimed with respect to such property. With respect to distributions designated by us as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we may designate, and will notify our shareholders, whether the dividend is taxable to non-corporate U.S. Shareholders at regular long-term capital gains rates (currently at a maximum rate of 15%) or at the 25% rate applicable to unrecaptured depreciation.

Passive Activity Loss and Investment Interest Limitations. Distributions from us and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, U.S. Shareholders will not be able to apply any “passive losses” against such income. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock or capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder elects to have the gain taxed at ordinary income rates. Shareholders are not allowed to include on their own federal income tax returns any of our tax losses.

Phantom Income. We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments and experience an offsetting excess of economic income over our taxable income in later years. As a result, shareholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a shareholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable shareholder will decrease. We will consider the potential effects of phantom income on our taxable shareholders in managing our investments.

Any excess inclusion income that we recognize generally will be allocated among our shareholders to the extent that it exceeds our undistributed REIT taxable income in a particular year. A shareholder’s share of excess inclusion income would not be allowed to be offset by any net operating losses otherwise available to the shareholder.

Dispositions of Stock. In general, a U.S. Shareholder will realize capital gain or loss on the disposition of our common stock equal to the difference between the amount of cash and the fair market value of any property received on the disposition and the shareholder’s adjusted tax basis in the common stock. This gain or loss will be a capital gain or loss if the U.S. Shareholder has held the shares as a capital asset. The applicable tax rate will depend on the shareholder’s holding period in the asset (generally, if the shareholder has held the asset for more than one year, it will produce long-term capital gain) and the shareholder’s tax bracket (the maximum long-term capital gain rate for non-corporate taxpayers currently being 15%). The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate shareholder on the sale of our stock that would correspond to our “unrecaptured Section 1250 gain.” Shareholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of common stock that the shareholder has held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Shareholder from us that were required to be treated as long-term capital gains.

Taxation of Tax-Exempt Shareholders

Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute “unrelated business taxable income,” which we refer to as “UBTI,” unless the shareholder has borrowed to acquire or carry shares of our stock or has used the shares in a trade or business. However, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt shareholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified trusts that hold more than 10% (by value) of the shares of “pension-held REITs” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25% by value of the REIT interests or qualified trusts, each owning more than 10% by value of the REIT interests, holds in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of common stock in our articles of incorporation generally will prevent application of the pension-held REIT rules.

Taxation of Non-U.S. Shareholders

As used in this discussion, the term “non-U.S. Shareholder” means a beneficial owner of common stock that is a nonresident alien or a corporation, estate or trust that is not a U.S. Shareholder.

In general, non-U.S. Shareholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Shareholder’s conduct of a trade or business in the United States (and, if a tax treaty applies, is attributable to a permanent establishment in the United States). A corporate non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable, on effectively connected earnings and profits. Effectively connected income that meets various certification requirements will generally be exempt from withholding. The following discussion will apply to non-U.S. Shareholders whose income from their investments in us is not so effectively connected (except to the extent that the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” rules discussed below treat such income as effectively connected income).

A distribution by us that is not attributable to gain from the sale or exchange of a “United States real property interest” and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Shareholder’s basis in its stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of stock.

Under the Jobs Creation Act of 2004, for our taxable years beginning on or after January 1, 2005, distributions by us that are made with respect to a class of stock that is regularly traded on an established securities market in the U.S. and that are attributable to gain from the sale or exchange of a United States real property interest will be treated as ordinary dividends in the case of a non-U.S. Shareholder that does not own more than 5% of such class of stock at any time during such taxable year. In other cases, distributions by us that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Shareholder under the FIRPTA rules. Such distributions are taxed to a non-U.S. Shareholder as if the distributions were gains “effectively connected” with a United States trade or business. Accordingly, a non-U.S. Shareholder will be taxed at the normal capital gain rates applicable to a U.S. Shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty. The loans we hold generally will not be United States real property interests.

Distributions by us that are not attributable to gain from the sale or exchange of a United States real property interest but are designated by us as capital gain dividends, should not be subject to United States federal income tax.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder unless:

•	a lower treaty rate applies and the non-U.S. Shareholder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

•	the non-U.S. Shareholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Shareholder’s trade or business so that no withholding tax is required; or

•	the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

If the amount of tax withheld by us with respect to a distribution to a non-U.S. Shareholder exceeds the shareholder’s United States tax liability, the non-U.S. Shareholder may file for a refund of such excess from the IRS.

Unless our stock constitutes a “U.S. real property interest” within the meaning of FIRPTA, a sale of our stock by a non-U.S. Shareholder generally will not be subject to federal income taxation. Our stock will not constitute a U.S. real property interest if we are a “domestically-controlled REIT” or, for our taxable years beginning on or after January 1, 2005, a “domestically-controlled qualified investment entity.” A domestically-controlled REIT or a domestically-controlled qualified investment entity is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Shareholders. We currently anticipate that we will be a domestically-controlled qualified investment entity and, therefore, that the sale of our common stock will not be subject to taxation under FIRPTA. However, because our stock will be publicly traded, we cannot assure you that we will be a domestically-controlled qualified investment entity. If we were not a domestically-controlled qualified investment entity, a non-U.S. Shareholder’s sale of our common stock would not be subject to tax under FIRPTA if our stock was “regularly traded” on an established securities market (such as the New York Stock Exchange) and the selling shareholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of common stock were subject to taxation under FIRPTA, the non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our common stock is not a U.S. real property interest, a nonresident alien individual’s gains from the sale of common stock will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

A purchaser of our common stock from a non-U.S. Shareholder will not be required to withhold under FIRPTA on the purchase price if the purchased stock is “regularly traded” on an established securities market or if we are a domestically-controlled qualified investment entity. Otherwise, the purchaser of our common stock from a non-U.S. Shareholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. Our common stock is traded on the New York Stock Exchange under the symbol “HMB.” We believe that we qualify under both the regularly traded and the domestically-controlled qualified investment entity exceptions to withholding but we cannot provide any assurance to that effect.

Upon the death of a nonresident alien individual, that individual’s common stock in us will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

Information Reporting Requirements and Backup Withholding Tax

U.S. Shareholders. In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock, unless an exception applies. Further, the payer will be required to withhold backup withholding tax if:

•	the payee fails to furnish a taxpayer identification number to the payer or to establish an exemption from backup withholding;

•	the IRS notifies the payer that the taxpayer identification number furnished by the payee is incorrect;

•	a notified payee has been under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

•	the payee has failed to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s federal income tax and may entitle the shareholder to a refund, provided that the shareholder timely furnishes the required information to the IRS.

Non-U.S. Shareholders. Generally, information reporting will apply to payments of distributions on our common stock, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. Shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. Shareholder of our common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. Shareholder’s foreign status and has no actual knowledge to the contrary.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax and may entitle the shareholder to a refund, provided that the shareholder timely furnishes the required information to the IRS.

State and Local Taxes

We and/or our shareholders may be subject to taxation in various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The tax treatment of us and our shareholders may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our stock.

Additional Tax Consequences

The foregoing discussion described the material U.S. federal income tax consequences relating to our taxation as a REIT and the material federal tax consequences to the purchase, ownership and disposition of our common stock. For the material federal income tax consequences of other securities issued separately or in connection with our common stock, please see the tax discussion in the prospectus supplement that will accompany the offer to sell such securities.

Plan of distribution

We, the HMB Trusts and any selling shareholders may sell securities offered under this prospectus:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. We may include shares of selling shareholders in conjunction with underwritten sales by us of shares of HomeBanc Corp.’s common stock.

For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us and the Trusts;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we, the HMB Trusts or the selling shareholders use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, may from time to time include Cantor Fitzgerald & Co. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. At-the-market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part.

If we, the HMB Trusts or the selling shareholders use dealers in the sale, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If securities are sold directly, no underwriters, dealers or agents would be involved. We, the HMB Trusts and the selling shareholders are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We and the Trusts may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We, the HMB Trusts and the selling shareholders may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities hereunder also may be effected by us, the HMB Trusts or the selling shareholders from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which HomeBanc Corp. common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of HomeBanc Corp. common stock offered under this prospectus will be listed on the New York Stock Exchange, subject to notice of issuance.

Each issue of a new series of preferred stock, depositary shares, warrants, stock purchase contracts, preferred capital securities, debt securities and related guarantees will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities will make a market in these securities. If a market in the preferred stock, depositary shares, warrants, stock purchase contracts, preferred capital securities, debt securities and related guarantees is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us or the selling shareholders, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us or the selling shareholders to indemnification by us or the selling shareholders against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Any underwriters, broker-dealers, agents or selling shareholders, participating in the distribution of the securities offered hereby are or may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. Any person deemed to be an underwriter may be subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 of the Exchange Act.

The selling shareholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the amended and restated registration rights agreement with GTCR, we and GTCR have agreed to indemnify each other against certain liabilities in connection with the registration of shares of common stock being sold by the selling shareholders, including liabilities arising under the Securities Act. Under the amended and restated registration rights agreement, we have agreed to pay the costs, expenses and fees of registering the shares of common stock.

Instead of selling the shares of common stock under this prospectus, the selling shareholders may, from time to time, sell some or all of the shares covered by this prospectus in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered hereby. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered hereby and the ability of any person or entity to engage in market-making activities with respect to such securities.

GTCR Fund VII/A, L.P. and GTCR Co-Invest, L.P. are underwriters with respect to the resale of any of the 4,250,000 shares of our common stock that they purchased in our initial public offering and will be so identified in any applicable prospectus supplement.

Under the securities law of various states, the securities offered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered hereby may not be sold unless such securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

The outstanding common stock of HomeBanc Corp. is listed on the New York Stock Exchange under the symbol “HMB.”

Legal matters

Legal matters in connection with this offering, including the validity of the offered securities, are being passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Certain United States federal income taxation matters will be passed upon for us and the HMB Trusts by Alston & Bird LLP, Atlanta, Georgia. Certain matters of Delaware law relating to the validity of the preferred capital securities will be passed upon for us and the HMB Trusts by special Delaware counsel designated in the related prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Cahill Gordon & Reindel LLP, New York, New York.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report given on their authority as experts in accounting and auditing.

PART II. Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the distribution of the securities offered under this registration statement and related prospectus are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission registration fee		$68,627
New York Stock Exchange supplemental listing fee			*
Printing and engraving expenses			*
Rating Agencies Fees			*
Legal fees and expenses		$100,000	**
Accounting fees and expenses			*
Trustee and Registrar Fees			*
Blue sky fees and expenses			*
Miscellaneous			*

Total	$		*

*	To be filed by amendment, Rule 424 filing or Form 8-K filing.
**	Excludes fees and expenses of any specific offering, which will be filed by amendment or by a filing under Rule 424 or on Form 8-K.

Item 15.	Indemnification of Directors and Officers.

Georgia Business Corporation Code

Section 14-2-851 of the Georgia Business Corporation Code, or the “GBCC,” empowers us to indemnify a director (including a former director and including a director who is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against liability arising from official acts, provided the director acted in good faith and reasonably believed that his or her conduct was in our best interests. We may indemnify a director with respect to criminal proceedings if the director acted in good faith and had no reasonable cause to believe the conduct was unlawful. We may not indemnify a director adjudged liable for conduct involving receipt of an improper personal benefit.

In addition, Section 14-2-856 of the GBCC permits our articles of incorporation, bylaws, a contract, or resolution approved by the shareholders, to authorize us to indemnify a director against claims to which the director was a party, including claims by us or in our right (e.g., shareholder derivative action). However, we may not indemnify the director for liability to us for any appropriation of a corporate opportunity, intentional misconduct or knowing violation of the law, unlawful distributions or receipt of an improper benefit.

Section 14-2-852 of the GBCC provides for mandatory indemnification against reasonable expenses incurred by a director who is wholly successful in defending an action to which the director was a party due to his or her status as our director on the merits or otherwise. Section 14-2-854 allows a court, upon application by a director, to order indemnification and advancement of expenses if it determines that the director is entitled to indemnification under the GBCC, or it determines that indemnification is fair and reasonable even if the director has failed to meet the statutory standard of conduct provided under Section 14-2-851. However, the court may not order indemnification in excess of reasonable expenses for liability to us or for receipt of an improper benefit.

Section 14-2-857 of the GBCC permits us to indemnify an officer (including a former officer and including an officer who is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) to the same extent as a director. We may indemnify an officer who is not a director to a further extent by means of our articles of incorporation, bylaws, board resolutions, or by contract. However, we may not indemnify an officer for liability arising from conduct involving appropriation of a corporate opportunity, intentional misconduct or knowing violation of the law, unlawful distributions, or receipt of an improper benefit. An officer who is not a director is also entitled to mandatory indemnification and may apply for court-ordered indemnification.

Section 14-2-858 of the GBCC permits us to purchase and maintain insurance on behalf of our directors and officers against liability incurred by them in their capacities or arising out of their status as our directors and officers, regardless of whether we would have the power to indemnify or advance expenses to the director or officer for the same liability under the GBCC.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Articles of Incorporation

Article X of our articles of incorporation exculpates our directors from personal liability for money damages to us or our shareholders to the maximum extent permitted by the GBCC, as it may be amended from time to time. Our articles of incorporation authorize us to indemnify any of our present or former directors or officers who is or was a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, other than an action by us, by reason of the fact that he or she is or was our director, officer, employee or agent (or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint stock company or association, consortia, company, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Internal Revenue Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Internal Revenue Code, bank, trust company, business trust or other entity and governments and political subdivisions thereof and government agencies and authorities) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

The indemnification covers any claim or liability against the person if the person acted in a manner that he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to us, unless the court determines that he or she is fairly and reasonably entitled to indemnity for proper expenses.

Our articles of incorporation require us, to the maximum extent permitted by the GBCC, to indemnify each present or former director, officer, employee or agent who is made a party to a proceeding by reason of his or her service to us against expenses, including attorneys’ fees, actually and reasonably incurred, to the extent that the director, officer, employee, or agent has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referred to above.

Item 16.	Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement for senior debt securities.*

1.2	Form of Underwriting Agreement for subordinated debt securities.*

1.3	Form of Underwriting Agreement for preferred stock.*

1.4	Form of Underwriting Agreement for depositary shares.*

1.5	Form of Underwriting Agreement for common stock.*

1.6	Form of Underwriting Agreement for stock purchase contracts.*

1.7	Form of Underwriting Agreement for warrants.*

1.8	Form of Underwriting Agreement for preferred capital securities.*

1.9	Form of Controlled Equity Offering Sales Agreement.*

4.1	Form of Senior Indenture of HomeBanc Corp.**

4.2	Form of Senior Indenture of HomeBanc Mortgage Corporation.**

4.3	Form of Subordinated Indenture of HomeBanc Corp.**

4.4	Form of Subordinated Indenture of HomeBanc Mortgage Corporation.**

4.5	Form of preferred stock designations.*

4.6	Form of Depositary Agreement.*

4.7	Form of Depositary Receipt.*

4.8	Form of Senior Debt Security.*

4.9	Form of Subordinated Debt Security.*

4.10	Form of Warrant Agreement.*

4.11	Form of Preferred Capital Security (included in Exhibit 4.19).

4.12	Form of Purchase Contract Agreement (including the form of the Security Certificate).*

4.13	Form of Pledge Agreement.*

4.14	Form of Unit Agreement (including form of unit certificate).*

4.15	Certificate of Trust of HMB Capital Trust II.**

4.16	Certificate of Trust of HMB Capital Trust III.**

4.17	Declaration of Trust of HMB Capital Trust II.**

4.18	Declaration of Trust of HMB Capital Trust III.**

4.19	Form of Amended and Restated Declaration of Trust for HMB Capital Trust II and HMB Capital Trust III.**

4.20	Form of Preferred Capital Securities Guarantee Agreement related to HMB Capital Trust II and HMB Capital Trust III.**

4.21	Form of Supplemental Indenture to Indenture for Subordinated Debt Securities to be used in connection with the issuance of debt securities related to preferred capital securities.*

5.1	Opinion of Alston & Bird LLP, counsel to HomeBanc Corp., HomeBanc Mortgage Corporation, HMB Capital Trust II and HMB Capital Trust III regarding the legality of the securities.**

5.2	Opinion of Richards, Layton & Finger, P.A. regarding legality of the preferred capital securities of HMB Capital Trust II.**

Exhibit Number	Description
5.3	Opinion of Richards, Layton & Finger, P.A. regarding legality of the preferred capital securities of HMB Capital Trust III.**

8.1	Opinion of Alston & Bird LLP, counsel to HomeBanc Corp., regarding certain tax matters.**

12.1	Statement regarding computation of ratio of earnings to fixed charges.**

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).**

23.3	Consent of Alston & Bird LLP (included in Exhibit 8.1).**

23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2 and 5.3).**

24.1	Powers of Attorney with respect to officers and directors of HomeBanc Corp. (included on the signature page(s) of this registration statement).**

24.2	Powers of Attorney with respect to officers and directors of HomeBanc Mortgage Corporation (included on the signature page(s) of this registration statement).**

25.1

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee for the Senior Indenture for the Senior Debt Securities of HomeBanc Corp.**

25.2

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee for the Senior Indenture for the Senior Debt Securities of HomeBanc Mortgage Corporation.**

25.3

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Subordinated Indenture for the Subordinated Debt Securities of HomeBanc Corp.**

25.4

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Subordinated Indenture for the Subordinated Debt Securities of HomeBanc Mortgage Corporation.**

25.5

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Property Trustee for the Amended and Restated Declaration of Trust of HMB Capital Trust II.**

25.6

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Property Trustee for the Amended and Restated Declaration of Trust of HMB Capital Trust III.**

25.7

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities of HMB Capital Trust II.**

25.8

Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Guarantee Trustee under the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities of HMB Capital Trust III.**

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities offered hereunder.

**	Previously filed.

Item 17.	Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by either registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of either registrant pursuant to any charter provision, bylaw, contract, arrangement, statute or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on September 23, 2005.

HOMEBANC CORP.

By:	/S/ PATRICK S. FLOOD
Name:	Patrick S. Flood
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints PATRICK S. FLOOD, KEVIN D. RACE, CHARLES W. MCGUIRE, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ PATRICK S. FLOOD Patrick S. Flood	Chairman and Chief Executive Officer (Principal Executive Officer); Director	September 23, 2005

/S/ KEVIN D. RACE Kevin D. Race	President, Chief Operating Officer and Chief Financial Officer; Director	September 23, 2005

/S/ J. MICHAEL BARBER J. Michael Barber	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2005

* Glenn T. Austin, Jr.	Director	September 23, 2005

* Lawrence W. Hamilton	Director	September 23, 2005

* Warren Y. Jobe	Director	September 23, 2005

Name	Title	Date

/S/ JOEL K. MANBY Joel K. Manby	Director	September 23, 2005

* Bonnie L. Phipps	Director	September 23, 2005

John W. Spiegel	Director	September 23, 2005

*By:	/S/ PATRICK S. FLOOD
Patrick S. Flood Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on September 23, 2005.

HOMEBANC MORTGAGE CORPORATION

By:	/S/ PATRICK S. FLOOD
Name:	Patrick S. Flood
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ PATRICK S. FLOOD Patrick S. Flood	Chairman and Chief Executive Officer (Principal Executive Officer); Director	September 23, 2005

/S/ J. MICHAEL BARBER J. Michael Barber	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 23, 2005

/S/ NICOLAS V. CHATER Nicolas V. Chater	Executive Vice President and Chief Financial Officer	September 23, 2005

* Glenn T. Austin, Jr.	Director	September 23, 2005

* Warren Y. Jobe	Director	September 23, 2005

*By:	/S/ PATRICK S. FLOOD
Patrick S. Flood Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on September 23, 2005.

HMB CAPITAL TRUST II

By:	HOMEBANC CORP. As Depositor

By:	/s/ John Kubiak
Name:	John Kubiak
Title:	Senior Vice President and Chief Investment Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on September 23, 2005.

HMB CAPITAL TRUST III

By:	HOMEBANC CORP. As Depositor

By:	/s/ John Kubiak
Name:	John Kubiak
Title:	Senior Vice President and Chief Investment Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP.